                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               TIGERA GROUP, INC.
                (Name of Registrant As Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              N/A

         2)   Aggregate number of securities to which transaction applies: N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

         4)   Proposed maximum aggregate value of transaction: N/A

         5)   Total fee paid: N/A

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid: N/A

         2)   Form, Schedule or Registration Statement No.: N/A

         3)   Filing Party: N/A

         4)   Date Filed: N/A

                               TIGERA GROUP, INC.
                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                DECEMBER 4, 1996


To the Shareholders:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tigera Group, Inc. (the "Company") will be held at The Mayfair Hotel, 610 Park Avenue, New York New York 10021, on December 4, 1996, at 3:00 P.M.(local time) for the following purposes:


         1. To elect eight directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Connectivity Technologies Inc.;

         3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse split of the Company's outstanding Common Stock, and to reduce the number of authorized shares of the Company's Common Stock and Preferred Stock;

         4. To consider and vote upon a proposal to approve the adoption of the Company's 1996 Stock Incentive Plan; and

         5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.


         The Board of Directors has fixed October 31, 1996, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.


         A COPY OF THE ANNUAL REPORT ON FORM 10-KSB FOR 1995 IS ENCLOSED HEREWITH. ON MAY 31, 1996, THE COMPANY COMPLETED THE ACQUISITION OF 85% OF THE OUTSTANDING SECURITIES OF CONNECTIVITY PRODUCTS INCORPORATED, A DELAWARE CORPORATION, A DISTRIBUTOR, MANUFACTURER AND ASSEMBLER OF SPECIALTY WIRE AND CABLE PRODUCTS ("CPI"). A DESCRIPTION OF THE BUSINESS OF CPI IS ATTACHED HERETO AS APPENDIX A. A COPY OF AMENDMENT NO. 1 TO THE CURRENT REPORT ON FORM 8-K/A, WHICH INCLUDES A DESCRIPTION OF THE TRANSACTION AS WELL AS PRO FORMA FINANCIAL INFORMATION WITH RESPECT TO THE ACQUISITION OF CPI, IS ALSO ENCLOSED HEREWITH.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, please complete, date and sign the enclosed proxy and return it promptly.

                                       By Order of the Board of Directors

                                       Gregory C. Kowert
                                       Secretary


New York, New York
November 7, 1996


                             YOUR VOTE IS IMPORTANT

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON REQUEST TO THE SECRETARY OF THE MEETING.

                               TIGERA GROUP, INC.
                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021

                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 4, 1996

         This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Tigera Group, Inc., a Delaware corporation ("Tigera" or the "Company"), for use at the Annual Meeting of Shareholders of Tigera to be held on December 4, 1996, at 3:00 p.m. (local time) at The Mayfair Hotel, 610 Park Avenue, New York New York 10021, or any adjournment or postponement thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the enclosed form of proxy were first mailed to shareholders on or about November 7, 1996.


         The principal executive office of Tigera is located at 667 Madison Avenue, New York, New York 10021. The telephone number of Tigera's principal executive office is (212) 644-8880.

         A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. In the absence of contrary instructions with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby (i) FOR the election of the director nominees named below under the caption "Election of Directors," (ii) FOR the proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Connectivity Technologies Inc., (iii) FOR the proposal to amend the Company's Certificate of Incorporation to effect a one-for-four reverse split of the Company's issued and outstanding Common Stock and to reduce the number of authorized shares of the Company's Common Stock and Preferred Stock, (iv) FOR the proposal to approve the adoption of the Company's 1996 Stock Incentive Plan (the "1996 Plan") and (v) in accordance with his best judgment on any other matters which may properly be brought before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting.

         Each shareholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone or other means, as appropriate. The Company may also engage a proxy soliciting firm to solicit proxies, although the Company has no current plans to do so. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's common stock, par value $.01 per share ("Common Stock"), for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.


         The close of business on October 31, 1996 has been fixed as the record date (the "Record Date") for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, there were 22,261,301 shares of Common Stock issued and outstanding and entitled to vote.


         Each share of Common Stock entitles the holder thereof to one vote on all matters properly brought before the Meeting and any adjournment thereof, except that each shareholder will be entitled to cumulate his or her votes in the election of directors. Under cumulative voting, a shareholder is allowed one vote per share multiplied by the number of directors to be elected (eight at the Meeting) and may use the total number of votes for one nominee or may distribute such number among two or more nominees. A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary authority to vote on a particular matter) are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting will be necessary for the election of directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of directors and will have no effect on the outcome of the vote. The affirmative vote of the majority of shares of Common Stock issued and outstanding is required to approve Proposal No. 2 and Proposal No. 3. Abstentions and broker non-votes will have the same effect as votes against Proposal No. 2 and Proposal No. 3. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required to approve Proposal No. 4, the proposal to approve the adoption of the 1996 Plan. Abstentions from voting on Proposal No. 4 will have the same effect as votes against the proposal since such shares are present at the Meeting and entitled to vote, but are not voting in favor of the proposal; broker non-votes will have no effect on the outcome of Proposal No. 4, since they are not considered shares entitled to vote on this proposal.

         To the best knowledge of the Company, none of the persons who were executive officers or directors at any time since January 1, 1995, and none of the nominees for election as directors, have any interest in the matters to be acted upon at the Meeting, other than with reference to their election as directors and with reference to awards which have been or may be granted to them under the 1996 Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to each person who, to the knowledge of the Board of Directors, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock. Unless otherwise indicated, such ownership is believed to be direct, with sole voting and investment powers.

NAME AND ADDRESS OF             SHARES BENEFICIALLY           PERCENT OF
OF BENEFICIAL OWNER                    OWNED                  CLASS  (1)
-------------------                    -----                  ----------
Hudson River Capital LLC
667 Madison Avenue
New York, NY  10021                 6,996,178(2)                 31.4%


-------------------
(1) Based on 22,261,301 shares of Common Stock issued and outstanding on the Record Date.


(2) The information set forth in the table regarding shares of Common Stock owned by Hudson River Capital LLC ("Hudson River") is based on Amendment No. 14 to the Schedule 13D, filed on January 31, 1996 jointly by Forschner Enterprises, Inc. (which has since merged with and into Victory Capital LLC which changed its name to Hudson River), Brae Group, Inc. ("Brae") and Louis Marx, Jr., which schedule indicates that Hudson River holds 6,996,178 shares of the Company's Common Stock and Brae holds 863,850 (3.9%) shares of the Company's Common Stock. As a significant indirect holder of voting securities of Hudson River, Brae may be deemed to be beneficial owner, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the shares of the Company's Common stock held directly by Hudson River, although Brae disclaims beneficial ownership thereof. As a significant holder of voting securities of both Hudson River and Brae, Louis Marx, Jr. may be deemed to be the beneficial owner of the shares of the Company's Common Stock held directly by Hudson River and by Brae. Mr. Marx disclaims beneficial ownership thereof.



         The following table sets forth certain information, as of the Record Date, concerning shares of Common Stock owned of record or beneficially by each director, each director nominee and by each of the Named Executive Officers (as defined in the section entitled "Management Compensation"), and by all executive officers and directors as a group. The footnotes reflect the ownership by such persons of each class of equity securities of Hudson River, which may be deemed to be the parent of Tigera within the meaning of the federal securities laws, and Connectivity Products Incorporated ("CPI"), a subsidiary of Tigera.



                                                                         PERCENT
                                           SHARES BENEFICIALLY         BENEFICIALLY
NAME                                               OWNED(1)             OWNED (2)
----                                               --------             ---------
A. Clinton Allen                                    291,666(3)             1.3%
Ramon D. Ardizzone                                   25,000(4)              *
Clarke H. Bailey                                    304,666(5)             1.4%
Deborah A. Farrington                               581,666(6)             2.6%
Herbert M. Friedman                                  25,000(7)              *
Duane A. Gawron                                         -0-(8)              *
James S. Harrington                                     -0-(9)              *
Stephen P. Kelbley                                         -0-              *
Robert E. Kelly                                    600,100(10)             2.7%
Louis Marx, Jr.                                        -0-(11)              *
Donald T. Pascal                                   533,332(12)             2.3%
John E. Pylak                                          -0-(13)              *
Michael Weatherly                                      -0-(14)              *
Albert M. Zlotnick                                 659,000(15)             3.0%

All executive officers and directors
as a group (15 persons)                          2,553,663(16)            10.7%


-----------------------------
 *       Less than 1%.

(1) Unless otherwise indicated, each of the parties listed has sole voting and investment power over the shares owned. The number of shares of Common Stock indicated includes, in each case, the number of shares of Common Stock currently issuable upon exercise of options granted under the Company's 1991 Stock Incentive Plan (the "1991 Plan"), and non-plan warrants and options. For purposes of this table, shares are deemed to be "currently issuable" if they may become issuable upon exercise of an option or warrant within 60 days following the Record Date. Shares subject to options granted under the Company's 1996 Plan, if such plan is approved by the shareholders at the Meeting, are not included in this table.

(2) Based on 22,261,301 shares of Common Stock currently issued and outstanding on the Record Date. In addition, treated as outstanding for the purpose of computing the percentage ownership of each individual or group are shares of Common Stock currently issuable to such individual or group upon exercise of options or warrants.


(3) Consists of 266,666 shares of Common Stock currently issuable upon exercise of a warrant and 25,000 shares of Common Stock currently issuable upon exercise of an option. Mr. Allen is the beneficial owner of 14,286 series B preferred units (less than 1% of the voting securities) of Hudson River, including 4,762 units held by Mr. Allen's wife.


(4) Consists solely of shares of Common Stock currently issuable upon exercise of a warrant.


(5) Consists of 38,000 shares held directly and 266,666 shares of Common Stock currently issuable upon exercise of a warrant. Mr. Bailey is the owner of 95,239 series B preferred units of Hudson River and holds 155,000 plan units issued by Hudson River which entitle Mr. Bailey to voting rights and to receive a portion of the appreciation of Hudson River's assets since the date of grant of such units, under certain circumstances ("Plan Units"). The series B preferred units and the Plan Units beneficially owned by Mr. Bailey collectively represent 2.6% of the voting securities of Hudson River.


(6) Consists of 315,000 shares of Common Stock held directly, 236,666 shares of Common Stock currently issuable upon exercise of an option and 30,000 shares of Common Stock currently issuable upon exercise of a warrant.


(7) Consists solely of shares of Common Stock currently issuable upon exercise of a warrant. Mr. Friedman is the owner of 4,762 series B preferred units (less than 1% of the voting securities) of Hudson River.


(8) Mr. Gawron is also the beneficial owner of 32.1044 shares (4.2%) of common stock, par value $.01 per share, of CPI ("CPI Common Stock") including 20.8397 shares held by Mr. Gawron as trustee under a trust and 11.2647 shares held by Mr. Gawron's wife.

(9) Mr. Harrington is the beneficial owner of 33.7941 shares (4.4%) of CPI Common Stock.

(10) Consists of 580,100 shares of Common Stock held directly and 20,000 shares of Common Stock currently issuable upon exercise of options.


(11) Does not include 6,996,178 shares of the Company's Common Stock held directly by Hudson River and 863,850 shares of the Company's Common Stock held directly by Brae. As Mr. Marx is the owner of 700,000 Plan Units of Hudson River (7.2% of the voting securities) and is a significant shareholder of Brae (which indirectly owns a significant percentage of the voting securities of Hudson River), Mr. Marx may be deemed to be the indirect beneficial owner, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of the shares of the Company's Common Stock held directly by Hudson River and by Brae. Mr. Marx disclaims beneficial ownership thereof. As a significant indirect owner of voting securities of Hudson River, Brae may be deemed to be the beneficial owner of the shares of the Company's Common stock held directly by Hudson River. Brae disclaims ownership thereof.



(12) Consists of 306,666 shares of Common Stock currently issuable upon exercise of options and 226,666 shares of Common Stock currently issuable upon exercise of a warrant. Mr. Pascal is the beneficial owner of 24,524 series B preferred units and 75,000 Plan Units (collectively 1% of the voting securities) of Hudson River.

(13) Mr. Pylak is the beneficial owner of 32.1044 shares of CPI Common Stock (4.2%) including 20.8397 shares held by Mr. Pylak as trustee and
         11.2647 held by Mr. Pylak's wife.


(14) Mr. Weatherly is the owner of 10,000 series B preferred units (less than 1% of the voting securities) of Hudson River.


(15) Consists of 634,000 shares of Common Stock held directly and 25,000 shares of Common Stock currently issuable upon exercise of a warrant.


(16) Includes 1,516,663 shares of Common Stock currently issuable upon exercise of options and warrants and certain shares with respect to which beneficial ownership is disclaimed. The executive officers and directors as a group beneficially own 114.9 shares (15%) of CPI Common Stock and 148,811 series B preferred units and 970,000 Plan Units (collectively, 11.5% of the voting securities) of Hudson River.


CHANGE OF CONTROL


         On November 8, 1995, Forschner Enterprises, Inc. (now known as Hudson River) increased its ownership of the Company from 7.6% to 39.2% by (i) purchasing from Beverly Hills Bancorp ("BHB") its holdings of the Company then owned directly and indirectly by BHB (4,740,000 shares) for $.90 per share and
(ii) purchasing, or agreeing to purchase, certain shares of the Company then owned by Albert M. Zlotnick (1,731,000 shares) and Michael S. Berlin (248,250 shares) at $.90 per share. The purchase price was paid in cash partly from working capital and partly from borrowings under a short-term loan obtained from Brae. As a result of this transaction and the subsequent transfer of a 3.9% interest to Brae and a 3.9% interest to certain officers of Hudson River, Hudson River holds approximately 31.4% of the outstanding Common Stock of the Company and Hudson River may be deemed to be the parent of the Company within the meaning of the federal securities laws. Subsequent to this transaction, all of the prior directors of the Company, except for Albert M. Zlotnick and A. Clinton Allen, resigned and were replaced by directors recommended by Hudson River.


UTILIZATION OF NET OPERATING LOSSES

         Section 382 of the Internal Revenue Code (the "Code") contains certain limitations on the ability of a corporation to utilize its net operating losses ("NOLs") in any one year if there has been a change of ownership of more than 50% within a three-year period ("an ownership change"), counting for purposes of measuring the ownership change generally only the value of stock owned by a shareholder or certain groups of shareholders holding 5% or more of the corporation's stock. Tigera does not believe that there has been an ownership change in the past three years. However, future events, including events beyond the control of Tigera such as the acquisition in the open market of shares of Tigera Common Stock by a current or new 5% shareholder who was unaware of the possible negative consequences of such acquisition, could result in an ownership change. If an ownership change were to occur, Tigera's ability to use its NOLs to reduce the future taxable income of Tigera (and the corporations with which it files a consolidated federal income tax return) could be severely curtailed and it is possible that a federal income tax liability may be incurred that would otherwise have been avoidable had the NOLs been fully available.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors has passed a resolution reducing the number of directors constituting the Board of Directors to eight effective at the conclusion of the term of the current directors. Accordingly, at the Meeting, eight directors of the Company are to be elected by the shareholders, each to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified or their earlier resignation or removal. The Board of Directors has nominated the following persons for election to the Board of Directors: Ramon D. Ardizzone, Clarke H. Bailey, Herbert M. Friedman, Duane A. Gawron, James S. Harrington, Stephen P. Kelbley, Donald T. Pascal, and John E. Pylak. All of the nominees except for Mr. Kelbley are currently serving on the Board of Directors. Unless otherwise specified, the enclosed proxy will be voted in favor of such nominees. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. However, in the event that any of such nominees should become unavailable for election or declines to serve as a director for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. In their discretion, the proxy holders may cumulate the votes represented by the proxies received in the election of directors. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees described herein as possible, with the specific nominees to be voted for to be determined by the proxy holders.

         Pursuant to the Stockholders' Agreement dated as of May 17, 1996 (the "Stockholders' Agreement") by and among the Company, CPI and James S. Harrington, Duane A. Gawron, Trustee of the Living Trust of Duane A. Gawron, Margo Gawron, John E. Pylak, Trustee of the John E. Pylak Living Trust, Rebecca Pylak and Kurt Cieszkowski (collectively, the "Sellers"), effective at the closing of the acquisition by the Company from the Sellers of certain of the shares of capital stock of CPI, the Company caused the number of directors constituting the entire Board of Directors of the Company to be increased by three and caused the vacancies created thereby to be filled by the election of Messrs. James S. Harrington, Duane A. Gawron and John E. Pylak (the "CPI Nominees"). The Company has agreed to include the CPI Nominees who remain employees of CPI or the Company in the management's slate of nominees for election as directors at any meeting of shareholders at which directors are to be elected and to recommend to the Company's shareholders the election of such nominees.

         The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee for director of the Company and each of the executive officers of the Company (i) his name and age; (ii) his principal position with the Company; (iii) his principal occupation or employment, if different and (iv) the month and year in which he began to serve as a director. No family relationship exists among any of the executive officers, directors or persons nominated to become directors of the Company.

                                        Present Position(s)                 Principal Occupation or         Director
NAME                           Age      With Tigera                         Employment; If Different        Since
----                           ---      -----------                         ------------------------        -----
Donald T. Pascal               37       Chairman of the Board;                                              November 1995
                                        Director(1)

James S. Harrington            44       President and Chief                                                 May 1996
                                        Executive Officer;
                                        Director(1)

Duane A. Gawron                45       Senior Vice President;                                              May 1996
                                        Director

John E. Pylak                  49       Senior Vice President;                                              May 1996
                                        Director

                                        Present Position(s)                 Principal Occupation or         Director
NAME                           Age      With Tigera                         Employment; If Different        Since
----                           ---      -----------                         ------------------------        -----

Kurt Cieszkowski               29       Senior Vice President                                                    -

Gregory C. Kowert              49       Senior Vice President, Chief                                             -
                                        Financial Officer and
                                        Secretary

Charles J. Di Bona II          31       Vice President                                                           -

Ramon D. Ardizzone             58       Director(2)                         Chairman and Chief              November 1995
                                                                            Executive Officer of
                                                                            Glenayre Technologies, Inc.

Clarke H. Bailey               42       Director(1)                         Chairman and Chief              November 1995
                                                                            Executive Officer of

                                                                            United Acquisition Company

Herbert M. Friedman            64       Director                            Partner, Zimet, Haines,         November 1995
                                                                            Friedman & Kaplan

Stephen P. Kelbley             54            -                              President, Diversified          Nominee
                                                                            Group of Springs
                                                                            Industries, Inc.

(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.

                            BIOGRAPHICAL INFORMATION

         Donald T. Pascal has been a director since November 1995 and Chairman of the Board since May 1996. Mr. Pascal served as President and Chief Executive Officer of the Company from November 1995 to May 1996. Mr. Pascal has also served as a Managing Director of Noel Group, Inc., a company which conducts its operations through small and medium-sized operating companies in which Noel holds controlling or other significant equity interests, since November 1991. Previously, Mr. Pascal served as a director of Noel from October 1989 until November 1991, and as a Vice President and Secretary of Noel from May 1988 until November 1991, when he became a Managing Director. Mr. Pascal served as a Vice President of The Prospect Group, Inc., a company which prior to its adoption in 1990 of a Plan of Complete Liquidation and Dissolution conducted its major operations through subsidiaries acquired in leveraged buyout transactions ("Prospect"), from March 1986 until February 1989. Mr. Pascal is also a director of Sylvan Inc., a company which produces mushroom spawn and fresh mushrooms.

         James S. Harrington has served as President and Chief Executive Officer and as a director of the Company since May 1996. From October 1995, Mr. Harrington served as Chief Executive Officer of CPI with primary responsibility for the BSCC manufacturing division. From 1988 to October 1995, Mr. Harrington served as President of BSCC Corp., a predecessor of CPI.

         Duane A. Gawron has served as a Senior Vice President and as a director of the Company since May 1996. From October 1995 through May 1996, Mr. Gawron served as Vice President and Treasurer of CPI with primary responsibility for sales and marketing in the Energy Electric Cable distribution division. From 1984 to

October 1995, Mr. Gawron served as Vice President of Energy Electric Cable, Inc., a predecessor of CPI, with primary responsibility for sales and marketing.

         John E. Pylak has served as a Senior Vice President and as a director of the Company since May 1996. From October 1995 through May 1996, Mr. Pylak served as Vice President of CPI with primary responsibility for operations and the administration of the Energy Electric Cable distribution division. From 1984 to October 1995, Mr. Pylak served as President of Energy Electric Cable, Inc., a predecessor of CPI, with primary responsibility for operations and administration.

         Kurt Cieszkowski has served as a Senior Vice President of the Company since May 1996. From October 1995 through May 1996, Mr. Cieszkowski served as Vice President of CPI with primary responsibility for sales in the Energy Electric Assembly division. From 1986 through October 1995, Mr. Cieszkowski served as the President of Energy Electric Assembly, Inc., a predecessor of CPI.

         Gregory C. Kowert has served as a Senior Vice President, Chief Financial Officer and Secretary of the Company since July 1996. From 1993 to 1996, he was Vice President - Finance, Chief Financial Officer and a Director of O'Sullivan Industries, Inc., a furniture manufacturer. From 1973 to 1992, Mr. Kowert was employed by Baldor Electric Company, a manufacturer of electric motors and drives. Mr. Kowert held various positions with Baldor, including Vice President - Finance and Chief Financial Officer and President of Baldor Europe. From March 1993 until June 1993 he was associated with Beverly Enterprises, a nursing home operator, as Senior Director Financial Projects, and Chief Financial Officer of Bass Pro Shops, a fishing equipment retailer.


         Charles J. Di Bona II has served as a Vice President of the Company since February 1996. Mr. Di Bona has served as a Vice President of Hudson River from August 1994 until May 1996. From 1992 to 1994, he attended Harvard Business School and received an MBA degree in June 1994. From 1991 to 1992, he worked as a mortgage securities and derivatives consultant. From 1990 to 1991, he was a Vice President in the Mortgage-Backed Securities Department of Dean Witter Reynolds. From 1986 to 1990, Mr. Di Bona held several positions in finance and trading at Drexel Burnham Lambert, an investment banking firm, leaving as Vice President.


         Ramon D. Ardizzone has served as a director of the Company since November 1995, and is currently Chairman of the Board, Chief Executive Officer and a director of Glenayre Technologies, Inc. ("Glenayre"), a paging and messaging infra-structure technology company. Since 1988, Mr. Ardizzone has been employed by Glenayre in various capacities. Mr. Ardizzone is also a director of UAC Holdings Corp., a data storage and retrieval technology company.


         Clarke H. Bailey has served as a director of the Company since November 1995. Since February 1995, Mr. Bailey served as Chairman of the Board and Chief Executive Officer of United Acquisition Company, an acquisition company, and Chairman of the Board and Chief Executive Officer of United Gas Holding Corporation, an acquisition company. He is also currently Chairman of the Board and a director of Arcus, Inc., the leading national provider of secure off-site computer data storage, transportation and related disaster recovery services, and a director and Co-Chairman of the Board of Hudson River. He served as Chief Executive Officer and a director of Glenayre from December 1990 until March 1994 and as its Vice Chairman of the Board from November 1992 to July 1996. In March 1994, Mr. Bailey was named Chairman of the Executive Committee of the Board of Glenayre, and he relinquished the title of Chief Executive Officer.



         Herbert M. Friedman, Esq. has served as a director of the Company since November 1995. He has been a member of the law firm of Zimet, Haines, Friedman & Kaplan since 1967. Zimet, Haines, Friedman & Kaplan acts as counsel to the Company. Mr. Friedman is also a director of Noel, Hudson River, Prospect and Swiss Army Brands, Inc., the exclusive United States and Canadian importer and distributor of Victorinox Original Swiss Army Knives and professional cutlery as well as other products.

         Stephen P. Kelbley is nominated as a new director. Mr. Kelbley has served as President of the Diversified Group of Springs Industries, Inc. ("Springs") since May 1995 and as an Executive Vice President of Springs since 1991. From March 1994 to May 1995, he was President of Springs' Specialty Fabrics Group. Mr. Kelbley started at Springs in 1991 as Executive Vice President and Chief Financial Officer. Prior to joining Springs, he served for seven years as Senior Vice President - Finance of Bausch & Lomb and two years as Senior Vice President Finance & Administration of Moog Automotive, Inc. He held significant financial management positions with General Electric Company for 19 years before working at Moog. Mr. Kelbley is a member of the Board of the Financial Executives Institute.

MEETINGS AND COMMITTEES OF THE BOARD

         During the fiscal year ended December 31, 1995, the Board of Directors held four meetings. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which they were members.

         The Executive Committee, the Audit Committee and the Compensation Committee are the only standing committees of the Board. There is no formal Nominating Committee; the Board of Directors performs this function.

         The Executive Committee was established in November 1995 and consisted of A. Clinton Allen, its Chairman, Clarke H. Bailey, Deborah A. Farrington and Donald T. Pascal until it was reconstituted in July 1996 to consist of Messrs. Bailey, Harrington and Pascal. The Executive Committee has all the powers of the Board of Directors in the management of the business and affairs of the Company, including, without limitation, the power and authority to declare a dividend, authorize the issuance of stock and adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. The Executive Committee did not meet during the fiscal year ended December 31, 1995.

         The Audit Committee currently consists of Ramon D. Ardizzone, its Chairman, Michael A. Weatherly and Deborah A. Farrington. Prior to November 8, 1995 the Audit Committee consisted of Irving I. Lassoff, Albert M. Zlotnick and Robert E. Kelly which committee as then constituted met once during the fiscal year ended December 31, 1995. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants, meets from time to time with such accountants and certain officers of the Company to ensure the adequacy of internal controls and reporting, reviews the Company's financial statements, the scope of the audit of the Company's annual financial statements, the auditing fees and the audited reports related to the audit and performs such other duties relating to the financial statements and other matters of the Company as the Board of Directors may assign from time to time.

         The Compensation Committee currently consists of Louis Marx, Jr., its Chairman and Michael A. Weatherly. Prior to November 8, 1995, the Compensation Committee consisted of Michael S. Berlin, Irving I. Lassoff and James A. Martin,
III. The Compensation Committee has all of the powers of the Board of Directors to grant options and to exercise all powers under and pursuant to the Company's option plans and to take all action in respect of the approval of the compensation and bonuses paid by the Company. During the fiscal year ended December 31, 1995, the Compensation Committee met three times.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the officers and directors of the Company, and persons who own more than ten percent of any class of the Company's equity securities registered under Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and to furnish the Company with copies of such reports.

         Based solely on its review of the copies of such reports furnished to the Company by such reporting persons during the fiscal year ended December 31, 1995, or written representations from such reporting persons that no Forms 5 were required for those persons with respect to such period, the Company believes that during the fiscal year ended December 31, 1995 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with on a timely basis, except that the Forms 3 for each of Ramon D. Ardizzone, Clarke H. Bailey, Louis Marx, Jr. and Donald T. Pascal were filed five days late, and the Form 3 for Hudson River was filed twelve days late.


                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation awarded or paid to, or earned by, during each of the last three fiscal years, the persons who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1995, and the Company's executive officers (other than the Chief Executive Officers) who were serving as executive officers at December 31, 1995 and whose total salary and bonus during the fiscal year ended December 31, 1995 exceeded $100,000 (the "Named Executive Officers").

                                                                                  Long Term Compensation
                                                                                  ----------------------
                                              Annual Compensation                Awards                    Payouts
                                              -------------------                ------                    -------
                (a)                (b)       (c)           (d)        (e)         (f)           (g)            (h)         (i)
                                                                       Other
                                                                      Annual    Restricted     Securities                 All Other
                                                                      Compen-      Stock       Underlying       LTIP       Compen-
        Name and Principal                                            sation     Award(s)       Options/       Payouts     sation
           Position               Year      Salary($)     Bonus($)    ($) (1)       ($)          SARs(#)         ($)         ($)
      -----------------------     ----      ---------     --------    -------    ---------      --------      ---------    -----
Donald T. Pascal (2)              1995         -0-          -0-         -0-        -0-         800,000(3)        -0-         -0-
  Chairman of the Board,          1994         -0-          -0-         -0-        -0-             -0-           -0-         -0-
  former President and            1993         -0-          -0-         -0-        -0-             -0-           -0-         -0-
  Chief Executive Officer

Albert M. Zlotnick (4)            1995       235,000        -0-         -0-        -0-         275,000(5)        -0-         -0-
  Former Chairman of the          1994       240,000        -0-         -0-        -0-             -0-           -0-         -0-
  Board, President and            1993       220,000        -0-         -0-        -0-             -0-           -0-         -0-
  Chief Executive Officer

Robert E. Kelly                   1995       132,000        -0-         -0-        -0-         180,000(6)        -0-         -0-
  Former Senior Vice              1994       118,667        -0-         -0-        -0-             -0-           -0-         -0-
  President, Chief Financial      1993       132,000        -0-         -0-        -0-             -0-           -0-         -0-
  Officer and Secretary

--------------------

(1) The dollar value of perquisites and other personal benefits for each of the Named Executive Officers was less than established reporting thresholds.

(2) Donald T. Pascal served as President and Chief Executive Officer from November 1995 to May 1996 and currently serves as Chairman of the Board. Commencing January 1, 1996, the Company is paying Mr. Pascal a salary of $125,000 per year.

(3) Represents options and warrants issued in November 1995 at an exercise price of $0.885 per share. One-third of the options and warrants were exercisable and an additional one-third of the options and warrants become exercisable on each anniversary of the date of grant.

(4) Effective November 8, 1995, Mr. Zlotnick resigned as Chairman of the Board, President and Chief Executive Officer. Prior to December 1, 1995, Albert M. Zlotnick was paid $20,000 per month. The Company has retained Mr. Zlotnick as a consultant for a period of two years from December 1, 1995, at a rate of $15,000 per month.

(5) Consists of (i) a warrant to purchase 25,000 shares of Common Stock at an exercise price of $0.885 per share granted in November 1995, (ii) options to purchase 190,000 shares of Common Stock at an exercise price of $.516 granted under the 1991 Plan in January 1995 (which options were exercised in January 1996) and (iii) options to purchase 60,000 shares of Common Stock at an exercise price of $.469 granted under the 1991 Plan in January 1995 (which options were exercised in January
         1996).

(6) Consists of options to purchase 150,000 shares of Common Stock at an exercise price of $0.469 granted pursuant to the 1991 Plan in January 1995 (which options were exercised in January 1996) and options to purchase 30,000 shares of Common Stock at an exercise price of $0.885 granted pursuant to the 1991 Plan in November 1995.


OPTION/SAR GRANTS DURING 1995

         The following table sets forth information regarding individual grants of options and/or warrants made by the Company during the fiscal year ended December 31, 1995 to each of the Named Executive Officers:

                                                                  INDIVIDUAL GRANTS
                                                                  -----------------
(a)                                            (b)          (c)                (d)              (e)
                                         Number of      % of Total
                                        Securities     Options/SARs
                                        Underlying      Granted to      Exercise or
                                      Options/SARs     Employees In      Base Price        Expiration
Name                                    Granted      Fiscal Year(1)        ($/Sh)             Date
----                                    -------      --------------        ------             ----
Donald T. Pascal.............          800,000(2)         48.3%            $0.885            11/14/05

Albert M. Zlotnick...........          190,000(3)         11.5%            $0.516             1/19/00
                                        60,000(3)          3.6%            $0.469             1/19/05
                                        25,000(4)          1.5%            $0.885            11/14/05

Robert E. Kelly..............          150,000(3)          9.1%            $0.469             1/19/05
                                        30,000(5)          1.8%            $0.885            11/14/05

(1) PERCENTAGE DOES NOT INCLUDE OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS AND CONSULTANTS. IF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS AND CONSULTANTS WERE INCLUDED, THE PERCENTAGES ARE 26.2% FOR MR. PASCAL, 6.2%, 2.0% AND 0.8% FOR MR. ZLOTNICK AND 4.9% AND 1.0% FOR MR. KELLY.

(2) CONSISTS OF (i) AN INCENTIVE OPTION TO PURCHASE 338,982 SHARES OF COMMON STOCK, (ii) A NON-INCENTIVE OPTION TO PURCHASE 121,018 SHARES OF COMMON STOCK AND (iii) A WARRANT TO PURCHASE 340,000 SHARES OF COMMON STOCK, EACH OF WHICH WAS GRANTED IN NOVEMBER 1995 AT AN EXERCISE PRICE OF $0.885 PER SHARE. ONE-THIRD OF EACH OPTION AND WARRANT WAS EXERCISABLE ON THE DATE OF GRANT AND AN ADDITIONAL ONE-THIRD BECOMES EXERCISABLE ON EACH OF THE FIRST TWO ANNIVERSARIES OF THE DATE OF GRANT.

(3)      THIS OPTION WAS GRANTED IN JANUARY 1995 AND EXERCISED IN JANUARY 1996.

(4) CONSISTS OF A WARRANT TO PURCHASE 25,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.885 PER SHARE GRANTED IN NOVEMBER 1995.

(5) CONSISTS OF AN INCENTIVE OPTION TO PURCHASE 30,000 SHARES OF COMMON STOCK AT AN EXERCISE PRICE OF $0.885 PER SHARE GRANTED IN NOVEMBER 1995. ONE-THIRD OF THIS OPTION WAS EXERCISABLE ON THE DATE OF GRANT AND AN ADDITIONAL ONE-THIRD BECOMES EXERCISABLE ON EACH OF THE FIRST TWO ANNIVERSARIES OF THE DATE OF GRANT.

AGGREGATED OPTION/SAR EXERCISES DURING 1995 AND FISCAL YEAR-END OPTION/SAR
VALUE.

         The following table provides information related to options and warrants exercised by the Named Executive Officers during 1995 and the number and value of unexercised options and warrants held by each of the Named Executive Officers at year-end. The Company does not have any outstanding stock appreciation rights:

                                                                                                         Value of Unexercised
                                                                    Number of Unexercised                     In-the-Money
                                                                    Options, Warrants/SARs at              Options, Warrants/SARs
                                                                    Fiscal Year-End(#)(1)              at Fiscal Year-End ($)(2)
                                                                    ---------------------              -------------------------
                          Shares Acquired
Name                       on Exercise(#)    Value Realized($)     Exercisable      Unexercisable     Exercisable    Unexercisable
----                       --------------    -----------------     -----------      -------------     -----------    -------------
Donald T. Pascal                     --                --            266,667           533,333         $ 54,667        $109,333

Albert M. Zlotnick(3)                --                --            275,000               -0-          151,445             -0-

Robert E. Kelly(4)                   --                --            310,000            20,000          202,450           4,100

(1) THE NUMBER OF EXERCISABLE OPTIONS SET FORTH IN THE ABOVE TABLE MAY DIFFER FROM THE NUMBER REFLECTED IN THE TABLE ON PAGE 3 BECAUSE THE INFORMATION IN THE ABOVE TABLE IS AS OF DECEMBER 31, 1995.

(2)      BASED ON A CLOSING PRICE ON DECEMBER 29, 1995 OF $1.09 PER SHARE.

(3) MR. ZLOTNICK EXERCISED OPTIONS TO PURCHASE 250,000 SHARES IN JANUARY 1996, 190,000 OF WHICH HAD AN EXERCISE PRICE OF $0.516 AND 60,000 OF WHICH HAD AN EXERCISE PRICE OF $0.469.

(4) MR. KELLY EXERCISED OPTIONS TO PURCHASE 300,000 SHARES IN JANUARY 1996, 150,000 OF WHICH HAD AN EXERCISE PRICE OF $0.375 AND 150,000 OF WHICH HAD AN EXERCISE PRICE OF $0.469.


COMPENSATION OF DIRECTORS

         Effective November 1995, non-employee directors are paid an annual retainer of $5,000, are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and of the Committees to which they are elected, and are eligible to participate in the 1991 Plan and, if adopted by the shareholders at the Meeting, the 1996 Plan. Prior to November 1995, non-employee directors were paid a fee for attending Board meetings in lieu of an annual retainer. The attendance fee was increased from $750 to $1,250 per meeting in April 1995 at which time the Board also approved a fee of $625 for attendance at Board meetings by telephonic communication.

         In connection with the change of control of the Company in November 1995, each of five non-employee directors, who resigned from the Board in connection with the change of control, exchanged outstanding options entitling each of them to purchase 25,000 shares of the Company's Common Stock for warrants to purchase 25,000 shares of the Company's Common Stock a purchase price of $0.71875 per share for a period ending on November 8, 1996. In consideration for their service and anticipated service to the Company as non-employee directors, Messrs. Ardizzone, Friedman and Zlotnick were each granted a warrant to purchase 25,000 shares of the Company's Common Stock at a purchase price of $0.885 per share, which warrants were exercisable in full on the date of grant, and Messrs. Allen and Bailey were each granted a warrant to purchase 400,000 shares of the Company's Common Stock at a purchase price of $0.885 per share, which warrants were exercisable to the extent of one-third of the shares issuable thereunder on the date of grant; an additional one-third of the shares issuable thereunder will become exercisable on each of the first two anniversaries of the date of grant.

         The Company has retained Albert M. Zlotnick, a former Chairman and Chief Executive Officer, as a consultant for a period of two years commencing December 1, 1995, at a rate of $15,000 per month.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has retained Donald T. Pascal as an executive officer for a period of three years from November 15, 1995. As compensation for his services, Mr. Pascal was granted options and warrants to purchase 800,000 shares of Common Stock at a price of $0.885 per share, and, commencing January 1, 1996, Mr. Pascal is being paid $125,000 per year.


         Deborah A. Farrington renders services to the Company pursuant to an agreement dated November 15, 1995. As compensation for her services, Ms. Farrington was granted options and warrants to purchase 400,000 shares of Common Stock at a price of $0.885 per share and Hudson River was paid at the rate of $25,000 per year through June 30, 1996.



         CPI has entered into an employment agreement with each of James S. Harrington, Duane A. Gawron, John E. Pylak and Kurt Cieszkowski which employment agreement, as amended, in each case provides that they will be employed for a period of three years from May 31, 1996 at an annual salary of $163,600 for the first twelve months and $175,000 per year thereafter plus an annual cash bonus (subject to a maximum of the annual base salary for such year or partial year) equal to five percent of the amount by which the "Adjusted Bonus EBITDA" (as defined) for such year, or partial year, exceeds the "Adjusted Bonus EBITDA" for the prior year or part thereof. The employment agreements provide for payment of both salary and bonus for the full three-year term if the executive is discharged other than for cause, death or disability, and, in the case of the death or disability of the executive, for the payment of salary for the full three-year term and bonus for the year in which the executive dies or becomes disabled. If the employee is terminated for cause or resigns in breach of the employment agreement, no further salary is payable and any bonus for the year of termination is forfeited. The employment agreements also include provisions on non-competition, non-solicitation, confidentiality and proprietary information and are automatically renewable for terms of one year unless either party gives no less than 60 days prior written notice of its intention not to renew the agreement.


         In connection with the CPI Acquisition, the Company issued an aggregate of 1,888,593 options, subject to shareholder approval, to officers and employees of CPI including options covering 362,677 shares to Mr. Harrington, an option covering 344,172 shares to each of Messrs. Gawron and Pylak, and an option covering 182,572 shares to Mr. Cieszkowski. The options are not exercisable until July 8, 1999, but will become fully exercisable if there is a "change of control," as defined. The right to exercise the options vests over a two year period with respect to options granted to Messrs. Harrington, Gawron, Pylak and Cieszkowski and over a five year period with respect to other employees. If an optionee dies, becomes disabled or is terminated other than for cause, the option will become fully vested and may be exercised for a specified period commencing on the later of the date of such event and July 8, 1999; if the optionee resigns or is terminated for cause the option may be exercised, to the extent vested on the date of such resignation or termination, for a specified period commencing on the later of the date of such event and July 8, 1999. If the 1996 Plan is not approved by the shareholders or if an event, such as a change of control, occurs prior to such approval, under the terms of the purchase agreement executed in connection with the CPI Acquisition, the Company is obligated to issue stock purchase warrants to Messrs. Harrington, Gawron, Pylak Cieszkowski on the same terms and conditions as the options previously issued to each of them. For additional information on the options, see "Proposal No. 4 - - Proposal to Approve the Adoption of the 1996 Stock Incentive Plan - New Plan Benefits Table."

         For a description of a change of control provision in the Stockholder's Agreement, see "Certain Transactions" below.

CERTAIN TRANSACTIONS

         On May 31, 1996, the Company acquired 85% of the outstanding capital stock of CPI, a privately held company engaged in the business of distribution, manufacturing and assembly of wire and cable, from James S. Harrington, Duane A. Gawron, Trustee of the Living Trust of Duane A. Gawron, Margo Gawron, John E. Pylak, Trustee of the John E. Pylak Living Trust, Rebecca Pylak and Kurt Cieszkowski. As a result of the transaction, Mr. Harrington became the President, Chief Executive Officer and a director of the Company; Messrs. Gawron and Pylak became Senior Vice Presidents and directors of the Company; and Mr. Cieszkowski became a Senior Vice President of the Company. Margo Gawron is the wife of Duane A. Gawron and Rebecca Pylak is the wife of John E. Pylak. The remaining 15% of the outstanding capital stock of CPI continues to be held by the Sellers.

         In consideration for such sale, the Sellers received: (i) from CPI, in consideration for shares of CPI Common Stock held by them and redeemed by CPI,
(A) an aggregate of $7,622,919 (the "Redemption Amount"), $250,000 of which was placed in escrow, (B) promissory notes due May 31, 2003 in the aggregate principal amount of $6,000,000, (C) additional promissory notes due May 31, 2003 in the aggregate principal amount of $3,000,000, payment of which is contingent upon the achievement by CPI of certain financial targets, and (D) forgiveness of an aggregate of $2,000,000 in indebtedness of the Sellers to CPI; and (ii) from Tigera, an aggregate of $7,990,000, $1,000,000 of which was placed in escrow. In addition, Tigera committed to invest an additional $3,500,000 in preferred stock of CPI ("CPI Preferred Stock") to fund future expansion, $1,350,000 of which was invested on the closing date. The CPI Preferred Stock has a preference on liquidation equal to its purchase price, is non-voting, is not entitled to dividends, and is subject to mandatory redemption at its purchase price per share (i) after the payment of the promissory notes issued to the Sellers in partial consideration for the shares of CPI Common Stock redeemed by CPI, and
(ii) subject to the consent of CPI's lenders. Tigera has also invested $400,000 for a subordinated note payable by CPI for working capital purposes.

           Pursuant to the Stockholders' Agreement executed in connection with the acquisition of CPI, the Company granted to the Sellers a put option to sell their shares of CPI Common Stock to the Company, and the Sellers granted the Company a call option to purchase Sellers' shares of CPI Common Stock (collectively, the "Put/Call Options") at a price to be determined based on the then market value of the shares of the Company's Common Stock now outstanding subject to specified adjustments. The Put/Call Options are exercisable in increments of one-third of Sellers' shares of CPI common stock on each of the 54th, 60th and 66th month anniversary dates of the closing of the CPI Transaction and become immediately exercisable in the event of a merger, liquidation, sale of substantially all of the assets or change of control of the Company. The Stockholders Agreement contains additional provisions including, among other, provisions relating to the inclusion of the CPI Nominees in the management's slate of nominees for election as directors of the Company (which is more particularly described above), the Company's investment of $3,500,000 in CPI Preferred Stock, restrictions on the transferability of shares of CPI stock held by the Company and by the Sellers, "tag along" rights which entitle the Sellers to sell, and "drag along" rights which require the Sellers to sell, their shares of CPI Common Stock in the event of a proposed transfer by the Company of all of its shares of CPI Common Stock, participation rights in favor of the Sellers in any future issuances of capital stock or options or warrants convertible into capital stock of CPI (other than employee stock options) for cash or in any additional entity organized by the Company to make acquisitions in the wire and cable industry, and restrictions on the Company's ability to acquire any business not engaged in the wire and cable industry without the consent of the holders of a majority of the shares of CPI Common Stock held by the Sellers.


         Mr. James S. Harrington, President, Chief Executive Officer and a director of Tigera, holds a presently exercisable option to acquire, for nominal consideration, 100% of the capital stock of Signal Sales, Corp. ("Signal"). Signal, a distributor of wire and cable to the municipal traffic signal and communication market, is a customer of CPI and a competitor of its EEC division. In the year ended December 31, 1995, CPI supplied Signal with over $1,900,000 in wire and cable products for distribution to such market, which products represented most of the wire and cable marketed by Signal in such year. Signal was founded in 1993 by Stuart Zeiff with the assistance of Mr. Harrington and Wayne MacPherson, Vice President of Sales of the BSCC division of CPI, who currently holds all of the outstanding capital stock of Signal. Tigera is currently negotiating to acquire Mr. Harrington's interest in Signal. Although the terms of the acquisition have not been fixed definitively, one structure under consideration is a purchase of the option from Mr. Harrington for approximately $600,000 in cash and the hiring of Mr. Zeiff by CPI on terms which would include salary, a bonus and options to acquire Tigera common stock under Tigera's incentive stock option plan. Signal would then begin to liquidate its balance sheet until all receivables are collected and payables are settled at which time, Messrs. Gawron and Pylak, officers and directors of Tigera, are expected to receive up to $100,000 depending on the amount of the net collections. In addition, a loan to Mr. MacPherson in the amount of approximately $84,000 as of September 30, 1996 would be forgiven. There can be no assurance that Tigera will consummate such acquisition on the terms presently under consideration and the terms of any acquisition of Signal will be subject to the approval of an independent committee of Tigera's Board of Directors. CPI and Tigera elected to treat Mr. Harrington's status in respect of Signal as not in contravention of the non-competition provisions included in Mr. Harrington's employment agreement and in the purchase agreement governing Tigera's acquisition of CPI.



         As of June 30, 1996, Mr. Harrington was indebted to CPI in the aggregate amount of $608,165, which indebtedness is payable on demand and bears interest at the federal tax rate.



         On November 8, 1995, Hudson River purchased from BHB its holdings of the Company then owned directly and indirectly (4,740,000 shares) for $.90 per share. Hudson River also purchased certain shares of the Company then owned by Albert M. Zlotnick (1,731,000 shares) and Michael S. Berlin (248,250 shares), each of whom was then a director of the Company, at $.90 per share. As a result of this transaction and subsequent transfers by Hudson River to its affiliates, including Brae, Hudson River holds approximately 31% of the outstanding Common Stock and Hudson River may be deemed to be the parent of the Company within the meaning of the federal securities laws. Subsequent to this transaction, all of the prior directors of the Company, except Albert M. Zlotnick and A. Clinton Allen, resigned and were replaced by directors recommended by Hudson River.


         The Company pays to Noel the sum of $20,676 per month in consideration of the rental of office space and support staff payments as well as reimbursement for salary payments made by Noel to employees of the Company.


         From January 1 through June 30, 1996, the Company paid $12,917 per month to Hudson River in consideration of the rental of office space and reimbursement for salary payments made by Hudson River to employees of the Company, including Ms. Farrington.


         Since January 1, 1996, the Company has paid $379,400 for legal services rendered by the law firm of Zimet, Haines, Friedman & Kaplan, of which Herbert
M. Friedman, a director of the Company, is a partner.

                                 PROPOSAL NO. 2

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                                    TO EFFECT
                         A CHANGE OF NAME OF THE COMPANY

GENERAL

         The Board of Directors believes that it is in the best interests of the Company and its shareholders to change the name of the Company to Connectivity Technologies Inc., which the Board believes more clearly reflects the current business of the Company. Accordingly, the Board of Directors has approved, and recommends that the shareholders of the Company approve, an amendment to the Certificate of Incorporation of the Company to change the name of the Company to Connectivity Technologies Inc. The complete text of the proposed amendment to the Certificate of Incorporation to change the name is attached hereto as Appendix B.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposed amendment of the Certificate of Incorporation to change the name of the Company requires the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding. As abstentions and broker non-votes are not affirmative votes, they will have the same effect as votes against this proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Thus, beneficial owners of Common Stock are urged to respond promptly to requests for instructions by brokers and other nominees.

RECOMMENDATION OF BOARD OF DIRECTORS

         The Company's Board of Directors recommends a vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                                    TO EFFECT
                 A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK
               AND TO REDUCE THE AUTHORIZED CAPITAL OF THE COMPANY

GENERAL

         The Board of Directors has approved, and recommends that the shareholders of the Company approve, an amendment to the Certificate of Incorporation of the Company (i) to effect a one-for-four reverse split (the "Reverse Split") of the presently issued and outstanding shares of Common Stock, and (ii) to reduce the number of shares of Common Stock and Preferred Stock which the Corporation will be authorized to issue to 20,000,000 and 1,000,000 shares, respectively (collectively, the "Recapitalization"). If the Recapitalization is approved by the shareholders at the Meeting, the Board of Directors will be given the discretion to effect the Recapitalization without further shareholder action, at any time on or prior to the next annual meeting of shareholders, upon a determination by the Board that the Recapitalization is in the best interests of the Company and its shareholders. The following description of the proposed amendment to the Certificate of Incorporation is a summary and is not intended to be complete. The complete text of the proposed amendment to the Certificate of Incorporation to effect the Recapitalization is attached hereto as Appendix C.

PURPOSE OF THE PROPOSED RECAPITALIZATION


         The primary purpose of the proposed Reverse Split is to encourage an increase in the market value and the liquidity of the Common Stock. The Board of Directors believes that the Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public and may result in a broader market for the Common Stock than that which currently exists. The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding resulting from the proposed Reverse Split and the anticipated corresponding increased price at which the Common Stock trades will stimulate interest in the Common Stock, promote greater liquidity for the Company's shareholders with respect to those shares presently held by them and assist the Company in meeting the minimum share price standards established by The Nasdaq Stock Market.


         Although the Board of Directors believes that it is advisable to effect the Reverse Split in an attempt to achieve these results, there can be no assurance that the proposed Reverse Split will achieve these results or that the price at which the Common Stock trades immediately after the proposed Reverse Split will increase proportionately with the Reverse Split or otherwise or that any increase which occurs can be sustained for a prolonged period of time. Also, the possibility does exist that any additional liquidity which may result from the Reverse Split may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Split is effected. Shareholders should note that the Board of Directors cannot predict what effect the Reverse Split will have on the price at which the Common Stock trades.

         The Board of Directors has proposed a reduction in the number of shares of Common Stock and Preferred Stock which the Company would be authorized to issue because the Board does not currently foresee a need to issue shares of either Common stock or Preferred Stock in excess of the proposed amount. The reduction in the authorized shares of capital stock should also reduce the Company's Delaware franchise tax liability.

EFFECTS OF THE PROPOSED RECAPITALIZATION

         The Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock, of which 22,261,301 shares of Common Stock were issued and outstanding on the Record Date, 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which are outstanding; and 750,000 shares of Series B Common Stock, par value $.01 per share, none of which are outstanding. If the Recapitalization is approved, the number of authorized shares of Common Stock and Preferred Stock will be reduced to 20,000,000 and 1,000,000 shares, respectively; the number of authorized shares of Series B Common Stock will not be effected by the proposed Amendment.

         Based on 22,261,301 shares of Common Stock issued and outstanding on the Record Date, approximately 5,565,325 shares of Common Stock would be outstanding after the Recapitalization and an additional 1,613,750 shares would be reserved for issuance upon exercise of options granted or to be granted under the 1991 Plan, the 1996 Plan (if approved by the shareholders at the Meeting) and upon exercise of outstanding non-plan options and warrants. The foregoing number assumes that no additional shares of Common Stock are issued after the Record Date and does not take into account any reduction in the number of outstanding shares resulting from the payment of cash in lieu of fractional shares. If the Recapitalization is approved, the number of shares of Common Stock issuable upon exercise, and the exercise price, of options granted or to be granted under the 1991 Plan, the 1996 Plan (if approved), and outstanding non-plan options and warrants, will be adjusted to reflect the Recapitalization.

         The following tables illustrate the probable effects of the Recapitalization on the Common Stock:

                                                                                PRIOR TO               AFTER
SHARES OF COMMON STOCK                                                   RECAPITALIZATION   RECAPITALIZATION
Authorized                                                                     40,000,000         20,000,000
Outstanding                                                                    22,261,301          5,565,325
Available for Future Issuance                                                  17,738,699         14,434,675
Reserved for Issuance Upon Exercise of Options under the 1991 Plan              1,325,000            331,250
Reserved for Issuance Upon Exercise of Options under the 1996 Plan              3,000,000            750,000
Reserved for Issuance Upon Exercise of Non-Plan Options and Warrants            2,130,000            532,500

         If the Recapitalization is effected, adjustments will be made in the Company's capitalization as reflected in the following table:

                                                                                  DECEMBER 31, 1995
                                                                        Actual                      As Adjusted
                                                                        ------                      -----------
Shareholders' Equity                                                    $   213,000                   $    213,000
   Common Stock, 40,000,000 shares, par value $.01
   per share, authorized, 22,112,706 shares,
   outstanding, less 826,405 shares in treasury; 20,000,000
   shares, par value $.04 per share, authorized, as adjusted;
   5,528,177 shares outstanding, less 206,601 shares in treasury, as adjusted

   Series B Common Stock, par value $.01 per share,                               -                              -
     750,000 shares authorized, none issued; 750,000
     shares, par value $.04 per share, authorized,
     none issued, as adjusted

   Preferred Stock, par value $.01 per share,                                     -                              -
     10,000,000 shares authorized, none issued;
     1,000,000 shares authorized, as adjusted;
     none issued, as adjusted

Additional Paid-In Capital                                              108,742,000                    108,742,000
Accumulated deficit                                                     (96,900,000)                   (96,900,000)
                                                                       ------------                   ------------
     Total Shareholders' Equity                                        $ 12,055,000                   $ 12,055,000
                                                                       ============                   ============


         The foregoing adjustments will be accomplished exclusively by means of accounting entries and do not involve actual transactions, other than the Recapitalization.

         As the number of authorized shares of the Company's Common Stock will not be decreased in the Recapitalization by the same ratio as number of shares outstanding will be decreased, the percentage of authorized shares of Common Stock which will be available to be issued in the future will be increased. The future issuance of additional shares of Common Stock may dilute the existing shareholders' percentage ownership in the Company. The increase in the number of shares of Common Stock available for issuance in the future may also have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of shareholders, seeking to control the Company. The Board of Directors is not aware of any present efforts by any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Recapitalization is not intended to be an antitakeover device.


         The par value of the Common Stock and the Series B Common Stock will be increased to $.04 per share pursuant to the Recapitalization. As the number of shares of Common Stock outstanding will be reduced if the Recapitalization is effected, and the par value per share will increase proportionately, the aggregate par value of the outstanding Common Stock and the aggregate capital in excess of par value attributable to outstanding Common Stock for statutory and accounting purposes will not be effected by the Recapitalization.



         Pursuant to the Delaware General Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposal to effect the Recapitalization. Approval of the Recapitalization will not affect any shareholder's percentage ownership interest in the Company, proportional voting power or other rights and privileges as holders of the Common Stock. After the effective date of the Recapitalization, shares of the Common Stock will continue to be reported on the OTC Bulletin Board, the registration of the Common Stock under Section 12(g) of the Exchange Act will not be effected and the Company will continue to file periodic reports with the Commission.


EXCHANGE OF STOCK CERTIFICATES AND CASH PAYMENTS FOR FRACTIONAL SHARES

         If the proposal to effect the Recapitalization is approved by the requisite vote of the shareholders of the Company, the Board of Directors will have discretion to effect the Recapitalization any time on or prior to the next annual meeting of shareholders. Upon a determination by the Board that the Recapitalization is in the best interests of the Company and its shareholders, the officers will file a certificate of amendment with the Delaware Secretary of State. Upon filing of the certificate of amendment, the Recapitalization will become effective and each certificate representing shares of Common Stock outstanding immediately prior to the Recapitalization (the "Old Common Stock") will be deemed automatically without any action on the part of the shareholder to represent one-fourth of the number of shares of Common Stock after the Recapitalization (the "New Common Stock"); provided, however, that no fractional shares of New Common Stock will be issued as a result of the Recapitalization. Shareholders who own a number of shares not evenly divisible by four shall be entitled to receive a cash payment for any fractional share resulting from the Recapitalization. The cash payment shall be based on the average of the closing bid prices reported by the OTC Bulletin Board for the Old Common Stock on the five trading days prior to the effective date of the Recapitalization. If the Recapitalization is not effected by the date of the next annual meeting of shareholders, the Board of Directors will take action to abandon the Recapitalization pursuant to Section 242(c) of the Delaware General Corporation Law.

         After the Recapitalization becomes effective, shareholders will be asked to surrender certificates representing shares of Old Common Stock in accordance with the procedures set forth in a letter of transmittal to be sent by the Company's exchange agent. Upon such surrender, a certificate representing the shares of New Common Stock will be issued and forwarded to the shareholders, together with cash in lieu of fractional shares, if any. Each certificate representing shares of Old Common Stock will continue to be valid and represent shares of New Common Stock equal to the number of shares of Old Common Stock divided by four and rounded down to the nearest whole number. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE EXCHANGE AGENT UNTIL REQUESTED TO DO SO. Shareholders are urged to surrender their certificates to the exchange agent, when requested to do so, and to claim the sums, if any, due them for fractional shares promptly after the effective date of the Recapitalization. Under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled and where the funds are deposited, sums due for fractional shares which are not timely claimed after the effective date of the Recapitalization will, unless correspondence has been received by the Company or the exchange agent concerning those funds within the time allowed by those jurisdictions, be paid to those various jurisdictions. Thereafter, shareholders otherwise entitled to the funds will have to seek to obtain them directly from the state to which the funds were paid. The ownership of a fractional interest will not give the shareholder any voting, dividend or other right with respect to such interest, except the right to receive payment therefor as described above. No service charges will be payable by shareholders in connection with the exchange of certificates or the issuance of cash for fractional shares, all of which costs will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES OF THE RECAPITALIZATION

         A summary of the federal income tax consequences of the Recapitalization is set forth below. The following discussion is based upon present federal tax law, which is subject to change by legislation, administrative action and judicial decision, and does not purport to be a complete discussion of such consequences. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED RECAPITALIZATION ON THEIR INDIVIDUAL TAX STATUS.

         1. The Recapitalization will be a tax-free recapitalization for the Company and its shareholders to the extent that shares of Old Common Stock are exchanged for shares of New Common Stock.

         2. The shares of New Common Stock in the hands of a shareholder, including any fractional shares to which such shareholder would be entitled but for the Company's decision to pay cash in lieu of issuing fractional shares, will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old Common Stock held by that shareholder immediately prior to the Recapitalization.

         3. A shareholder's holding period for shares of New Common Stock, including any fractional shares to which such shareholder would be entitled, but for the Company's decision to pay cash in lieu of issuing fractional shares, will include the holding period of shares of Old Common Stock exchanged therefor, provided that the shares of Old Common Stock were capital assets in the hands of the shareholder.

         4. Shareholders who receive cash in lieu of fractional shares will be treated for Federal income tax purposes as if the fractional shares were distributed to such shareholders and then redeemed by the Company. Shareholders who receive cash in lieu of fractional shares will recognize gain or loss for Federal income tax purposes on the redemption of the fractional shares, which will be capital gain or loss if the New Common Stock is a capital asset in the hands of such shareholder.

VOTE REQUIRED FOR APPROVAL

         Approval of the proposed amendment to the Certificate of Incorporation to effect the Recapitalization requires the affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding. As abstentions and broker non-votes are not affirmative votes, they will have the same effect as votes against this proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Thus, beneficial owners of Common Stock are urged to respond promptly to requests for instructions by brokers and other nominees.

RECOMMENDATION OF BOARD OF DIRECTORS

         The Company's Board of Directors recommends a vote FOR Proposal No. 3.

                                 PROPOSAL NO. 4

                       PROPOSAL TO APPROVE THE ADOPTION OF
                            1996 STOCK INCENTIVE PLAN

         The Company believes that the granting of stock options and stock-based performance awards promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long-rang plans of the Company and securing its growth and financial success. As only 275,000 shares of the Company's Common Stock remain available under the Company's 1991 Plan, on March 7, 1996, the Executive Committee of the Board of Directors adopted the 1996 Stock Incentive Plan (the "1996 Plan"), subject to shareholder approval. The purpose of the 1996 Plan is to provide officers, directors, employees, consultants and other persons or entities who have been or may be in a position to benefit the Company or its subsidiaries, an incentive (i) to enter into and remain in the service of the Company or its subsidiaries, (ii) to enhance the long-term performance of the Company, and (iii) to acquire a proprietary interest in the success of the Company. The following summary of the 1996 Plan is qualified in its entirety by reference to the full text thereof set forth in Appendix D to this Proxy Statement.


         The total number of shares of Common Stock which may be issued pursuant to the 1996 Plan is 3,000,000 (750,000 if the Recapitalization is approved), which as of October 22, 1996, had an aggregate fair market value equal to $6,562,500. The number of shares subject to the 1996 Plan is subject to adjustment in certain events including, but not limited to, the Recapitalization. Such shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Company's treasury or acquired by the Company for the purposes of the 1996 Plan. Awards may be made under the 1996 Plan in the form of (a) incentive stock options, (b) nonqualified stock options, (c) restricted stock, and (d) performance shares. Awards under the 1996 Plan to any employee of the Company or its subsidiaries shall be limited to awards of no more than 400,000 shares of Common Stock per calendar year (100,000 shares if the Recapitalization is approved).



         Awards under the 1996 Plan may be made to officers (eight persons), directors (eight persons) and employees (341 persons, including employees of CPI), consultants (5 persons), and other persons or entities who have been or may be in a position to benefit, the Company and its subsidiaries, as the Committee shall in its sole discretion select (collectively, "key persons") provided, however, that incentive stock options may be granted only to a person who is an employee of the Company or its subsidiaries on the date of grant. Upon approval of the 1996 Plan by the shareholders, the 1991 Plan will be automatically amended to terminate the automatic grant of options thereunder to non-employee directors.


         The 1996 Plan may be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"), which shall consist of not less than two directors appointed by, and to serve at the pleasure of, the Board, although the Board may, in its sole discretion, at any time and from time to time, resolve to administer the 1996 Plan directly. In such event the term "Committee" as used herein shall be deemed to mean the Board.

         All incentive stock options shall have an exercise price at least equal to the greater of the par value or 100% of the "fair market value" of the Common Stock on the date of grant. Incentive stock options are not transferable and may not be exercised more than 10 years after the date of grant. An incentive stock option may not be granted under the 1996 Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the "Code")) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the "fair market value" of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date it is granted. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee of the Company or any subsidiary during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options. Unless sooner terminated by the Board, the provisions of the 1996 Plan regarding the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the 1996 Plan by the Board. No incentive stock options shall thereafter be granted under the 1996 Plan, but all incentive stock options granted theretofore shall remain in effect in accordance with their terms.

         Nonqualified stock options shall have an exercise price at least equal to the greater of the par value or 100% of the "fair market value" of the Common Stock on the date of grant. The period during which such nonqualified stock options shall be exercisable shall be determined by the Committee in its discretion.

         Each award granted under the 1996 Plan shall be evidenced by a written agreement ("Plan Agreement") which, subject to the further conditions of the 1996 Plan, shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. The exercise price of any option shall be paid in accordance with the provisions of the applicable Plan Agreement which may permit payment (i) by certified or official bank check; (ii) by delivery of shares of Common Stock having a "fair market value" (determined as of the exercise date) equal to all or a part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full exercise price; and (iii) at the discretion of the Committee and to the extent permitted by law, if the optionee is an employee of the Company or a subsidiary thereof, by delivery of a promissory note for some or all of the exercise price the terms of which note shall be determined by the Committee. The Committee may allow other methods of payment in its discretion to the extent permitted by law and the applicable requirements of the Delaware General Corporation Law.

         A restricted stock award, entitling the recipient to acquire shares of Common Stock for a purchase price at least equal to par value, may be granted to such key persons and in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the 1996 Plan. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specified in the 1996 Plan or the Plan Agreement. The Committee, at the time of grant, will specify the date or dates (which may depend upon or be related to the attainment of performance goals and/or other conditions) on which the nontransferability of the restricted stock shall lapse. During the 120 days following the termination of the grantee's employment for any reason, the Company has the right to require the return of any shares to which restrictions on transferability apply, in exchange for the amount paid by the grantee for such shares.

         The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the 1996 Plan. A grant of performance shares shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of or in connection with any other award under the 1996 Plan. A grantee has no right with respect to a performance share award unless he accepts the award by executing a Plan Agreement at such time and in such form as determined by the Committee.

         The Board of Directors may from time to time amend the 1996 Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any outstanding award without the consent of the grantee, provided, however, that any amendment that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

Notwithstanding the foregoing, shareholder approval shall be required with respect to any amendment which increases the aggregate number of shares which may be issued pursuant to the 1996 Plan or changes the class of employees eligible to receive incentive stock options or the class of employees eligible to receive other awards. The 1996 Plan may be amended by the Committee to incorporate or conform to requirements imposed by any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (a) status for outstanding incentive stock options and the ability to issue incentive stock options pursuant to the 1996 Plan, and (b) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to plan participants as ordinary compensation income.

                FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

         The Company believes that under present Federal tax laws the grant of an option will create no tax consequences for an option holder or the Company. The option holder will generally have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The option holder will generally have no taxable income even if shares are applied in payment of the exercise price of an incentive stock option, unless such shares were acquired by exercise of an incentive stock option and are applied in payment of the exercise price before the applicable incentive stock option holding periods have been satisfied. The option holder must recognize a specified amount of ordinary income with respect to the exercise of a nonqualified stock option, and the Company (or its subsidiaries) will generally be entitled to a deduction for the same amount. Option holders who utilize shares in payment of the exercise price of a nonqualified stock option will generally not recognize gain or loss to the extent that on the date of payment the fair market value of the shares received is equal to the fair market value of the shares surrendered. The tax treatment to an option holder of a disposition of shares acquired under the 1996 Plan depends on whether the shares were acquired by exercising an incentive stock option or a nonqualified stock option, and whether shares were used in payment of the exercise price. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company (or its subsidiaries) will generally be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied. Under certain circumstances, issuance of stock options that are transferable may result in tax consequences different from those discussed above.

         The 1996 Plan is designed to enable the Company to grant options which meet the requirements of Section 162(m) of the Code. Section 162(m) limits to $1 million per year the federal income tax deduction available to public companies for compensation paid to each of its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section. Included within the $1 million limit is the deduction otherwise available on the exercise of options, to the extent such options are granted after February 17, 1993, unless the options meet the requirements for "performance-based" compensation set forth in Section 162(m) of the Code. Such requirements include that the plan be administered by a committee of "outside directors" (as defined in Section 162(m)), that the plan include a limitation on the amount of options that can be granted to an executive during a specified period and that the options be issued with an exercise price of no less than fair market value. Options under the 1996 Plan issued and administered by the Committee subsequent to the adoption of the 1996 Plan by the shareholders should meet these requirements if the Committee consists solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

         In general, the recipient of a restricted stock award or a performance share award will recognize ordinary income in the amount of any cash received plus the market value of the shares received less any amount paid for the shares, and the Company will generally be entitled to a deduction unless Section 162(m) applies. Income with respect to shares received will generally be recognized on the date when the shares are transferrable or no longer subject to a substantial risk of forfeiture. If shares of Common Stock are issued which are not transferable and are subject to a substantial risk of forfeiture, a grantee may, in connection with such acquisition of shares of Common Stock under the 1996 Plan, make the election permitted under Section 83(b) of the Code to include in his gross income in the year of transfer of the shares the difference between the amount paid for the shares and the fair market value of the shares at the time of transfer.

         Whenever cash is paid pursuant to an award under the 1996 Plan, the Company is entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholdings related to such payment. Whenever shares of Common Stock are to be delivered pursuant to an award under the 1996 Plan, the Company is entitled to require as a condition of delivery of the shares that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their "fair market value" as of the date on which the amount of tax to be withheld is determined. Such an election by a grantee whose transactions in Common Stock are subject to Section 16(a) of the Exchange Act may be subject to additional restrictions.

NEW PLAN BENEFITS TABLE

         As of September 20, 1996, an aggregate of 2,006,593 options have been issued under the 1996 Plan, subject to shareholder approval including an aggregate of 1,888,593 options which were issued in connection with the CPI Acquisition. The following table sets forth, to the extent determinable, the benefits or amounts that will be received by the following persons in the year following approval of the 1996 Plan: (i) each of the Named Executive Officers;
(ii) the current executive officers as a group; (iii) the current directors who are not executive officers as a group; (iv) each nominee for election as a director, (v) each associate of any director, executive officer or nominee and
(vi) all employees, including all current officers who are not executive officers, as a group. No other person received or is now expected to receive 5% of the options, restricted stock or performance shares issuable under the 1996 Plan.

                               NEW PLAN BENEFITS

                           1996 Stock Incentive Plan
                           -------------------------

          Name and Position or Group                     Dollar Value ($)(1)                  Number of Units
          --------------------------                     -------------------                  ---------------

Donald T. Pascal
  Chairman of the Board,
  Former President and
  Chief Executive Officer                                                                     Undeterminable

Albert M. Zlotnick
  Former Chairman of
  the Board, President
  and Chief Executive
  Officer                                                                                     Undeterminable

Robert E. Kelly
  Former Senior Vice President,
  Chief Financial Officer
  and Secretary                                                                               Undeterminable

Current Executive Officers (as a Group)                                                        1,333,593(2)

Current Non-Executive Directors
 (as a Group)                                                                                     16,000(3)

                               NEW PLAN BENEFITS

                           1996 Stock Incentive Plan
                           -------------------------

          Name and Position or Group                     Dollar Value ($)(1)                  Number of Units
          --------------------------                     -------------------                  ---------------

Director Nominees

Ramon D. Ardizzone                                                                               2,000(3)

Clark H. Bailey                                                                                  2,000(3)

Herbert M. Friedman                                                                              2,000(3)

Duane A. Gawron                                                                                 344,172(4)

James S. Harrington                                                                             362,677(5)

Stephen P. Kelbley                                                                               10,000(3)

Donald T. Pascal                                                                              Undeterminable

John E. Pylak                                                                                   344,172(4)

Associates                                                                                    Undeterminable

Employees (as a Group)                                                                          657,000(6)

(1) The dollar value of the awards under the 1996 Plan will depend upon (i) in the case of options, the spread between the exercise price of the options, and the value of the Common Stock on the date of exercise of the options, (ii) in the case of restricted stock awards, the spread between the purchase price of the Common Stock and the value of the Common Stock on the date of the award, and
(iii) in the case of performance shares, the spread between the purchase price of the Common Stock and the value of the Common Stock on the date the performance shares vest. Such amounts are at this time undeterminable.

(2) Consists of 555,552 incentive options with an exercise price equal to $2.16 per share; 678,040 non-incentive options with an exercise price of $2.03 per share and 100,000 incentive options issued to an executive officer with an exercise price of $2.16 per share. The options are not exercisable until July 8, 1999 but will become fully exercisable if there is a "change of control," as defined, prior thereto. The right to exercise the options vests over a two year period with respect to options granted to Messrs. Harrington, Gawron, Pylak and Cieszkowski and over a five year period with respect to other officers and employees. If an optionee dies, becomes disabled, is terminated or resigns, the option may be exercised for a specified period commencing on the later of such event and July 8, 1999; and in some cases, will be fully vested. If the 1996 Plan is not approved by the shareholders or if an event, such as a change of control, occurs prior to such approval, under the terms of the purchase agreement executed in connection with the CPI Acquisition, the Company is obligated to issue stock purchase warrants to each option holder, including Messrs. Harrington, Gawron, Pylak and Cieszkowski, on the same terms and conditions as the options previously issued to each of them. For additional information on the options issued to Messrs. Harrington, Gawron, Pylak and Cieszkowski, see "Proposal No. 1 - Election of Directors Management Compensation
- Employment Contracts and Termination of Employment and Change in Control Arrangements".

(3) The number of options which may be issued in the future to the individual or the group, as the case may be, is not now determinable.

(4) Includes 138,888 incentive options with an exercise price equal to $2.16 per share, and 205,284 non-incentive options with an exercise price of $2.03 per share. The number of options which may be issued in the future to the nominee is not now determinable.

(5) Includes 138,888 incentive options with an exercise price of $2.16 per share, 233,789 non-incentive options with an exercise price of $2.03 per share. The number of options which may be issued in the future to the nominee is not now determinable.

(6) Includes all current officers who are not executive officers and all employees of CPI. The number of options includes 655,000 options issued in connection with the acquisition of CPI. The number of options which may be issued in the future to employees is not now determinable.

VOTE REQUIRED FOR APPROVAL

                  The affirmative vote of holders of a majority of the shares of Common Stock present and entitled to vote at the Meeting will be required to approve the 1996 Plan. An abstention will have the same effect as a vote against this proposal since such shares are present at the Meeting and entitled to vote, but are not voting in favor of this proposal. Broker non-votes will have no effect on the outcome of this proposal, since they are not considered shares entitled to vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  The Board of Directors recommends a vote FOR Proposal No. 4.

                                    AUDITORS

                  On June 10, 1996, as a result of the consummation of the acquisition of the capital stock of CPI on May 31, 1996, BDO Seidman, LLP ("BDO"), the Company's independent public accountant for the fiscal year ended December 31, 1995, was dismissed to allow Coopers & Lybrand LLP, CPI's independent public accountant, to be engaged as the Company's independent public accountant. BDO's report on the financial statements of the Company for each of the last two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Executive Committee of the Board of Directors. There were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS


                  Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1997, must be received by the Company at 667 Madison Avenue, New York, New York 10021 by January 31, 1997, to be included in the proxy statement and form of proxy relating to that meeting.


                          ANNUAL REPORT ON FORM 10-KSB

                  Additional copies of the Company's Annual Report on Form 10-KSB, as filed with the Commission, are available to shareholders on request and may be obtained by writing to: Tigera Group, Inc., 667 Madison Avenue, New York, New York 10021, Attention: Mr. Robert E. Kelly, Assistant Secretary.

                                 OTHER BUSINESS

                  The Board of Directors does not know of any matter to be brought before the Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy by the Board of Directors will vote all proxies which have been properly executed. If any matters other than those set forth in the Notice of Annual Meeting are properly brought before the Meeting, such persons will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors


                                          GREGORY C. KOWERT
                                          Secretary

                                                                      Appendix A

GENERAL DESCRIPTION OF THE BUSINESS OF CPI

                  CPI consists of three divisions operating in two business segments, distribution and manufacturing. The distribution segment, located in Auburn Hills, Michigan, operates under the name Energy Electric Cable ("EEC") and distributes a full-line of wire and cable products for the computer networking, voice, security, signal and sound markets. The manufacturing segment consists of two divisions. The first, located in Leominster, Massachusetts, operates under the name "BSCC" and manufactures low voltage wire and cable for the security, factory automation, signal and sound markets. The second manufacturing division, also located in Auburn Hills, Michigan, operates under the name Energy Electric Assembly ("EEA") and specializes in designing and manufacturing cable assemblies primarily for robotics and machine tool manufacturers and end-users (factory automation). The two major market segments served by CPI are (i) security, factory automation, signal and sound, and (ii) computer networking and voice, which together constitute over 90% of 1995 sales.

                  CPI was formed by the merger of its three operating divisions in October 1995. On May 31, 1996, Tigera completed the purchase of 85% of the capital stock of CPI from its stockholders who continue to hold the remaining 15% of CPI. CPI's principal executive offices are located at Leominster, Massachusetts and its telephone number is 508-840-3720. CPI has several regional offices and distribution warehouses. See "Facilities" below.

                  By developing long-standing relationships based on quality products, knowledge of its customers, continuity of supply, customized design and prompt delivery at competitive prices, CPI endeavors to expand its current market position in the connectivity industry. With a management team experienced in distribution, manufacturing and the specialized assembly businesses and the additional support of Tigera, CPI seeks to position itself to evaluate and pursue opportunities for advancement and growth in its industry through internal expansion into targeted geographical areas and new product lines, the acquisition of additional companies, and the development of strategic relationships with major suppliers and manufacturers in the industry.

GENERAL DESCRIPTION OF THE INDUSTRY

                  The connectivity industry provides copper and fiber optic cabling products for a wide variety of applications including security, factory automation, signal and sound applications; other industrial and electrical signal transmission uses; computer networks; voice communications; computer interconnection; and multimedia applications. CPI participates in the security, factory automation, signal and sound markets and in the computer network communication market, each of which is briefly described below:

                  Security, Factory Automation, Signal and Sound. Technological advances in commercial building monitoring and a greater concern for safety features in commercial buildings and residences have increased demand for wiring products for fire and burglary alarms, motion detectors, voice activators, climate controls, and electronic card and video surveillance devices. Increasingly stringent safety requirements imposed by local and national building codes and insurance providers has also increased demand for "safety cable," which refers to certain physical attributes of cable that improve the safety and performance of such cables under hazardous conditions, particularly in buildings with advanced fire alarm and safety systems. Continued growth of the factory automation and robotic machinery market as well as changes in equipment installment procedures have increased the demand for wire and cable products servicing this industry. Demand for signal wire used in traffic control signals and transit wire installed in, among other things, subways, bridges, tunnels and toll booths, is driven by the need to rebuild infrastructure and the pace of new construction in this area.

                  Computer Networks and Voice. The proliferation of personal computers in the business world has created a need for products which enable users to share files, applications and peripheral equipment such as printers and data storage devices. Local area networks ("LAN's") which link personal computers with other computers and peripherals inside of a building, and wide area networks ("WAN's") which link personal computers between buildings or campus settings, were developed in response to this demand. "Structured wiring systems" are the electronic highways that connect personal computers in LAN's or WAN's. In a structured wiring system, generally, a fiber optic cable provides connectivity vertically up a riser shaft to the various wiring closets located throughout the building. Then, high speed copper cable is distributed horizontally throughout each floor through patch panels to the individual work stations or desks. The number of personal computers connected and upgraded to such systems increases with the penetration of networking technology and the expansion of personal computers in the workplace. Rapid technological advances in computers and software have necessitated similar advances in data transmission cable to enable it to transmit increasingly complex data at faster speeds without diminishing data integrity. Upgrading to accommodate advanced network requirements is expected to increase demand for advanced data transmission cable.

DESCRIPTION OF CPI'S DIVISIONS AND PRODUCTS

                  Distribution. EEC is a full-line distributor of wire and cable, including (i) data communications cable, fiber optic cables, and a complete range of connectivity devices, and (ii) security, signal, sound and control products. EEC's distribution customers are primarily LAN and WAN installers, systems integrators, large corporations, security and climate control system installers and contractors, and electrical contractors. EEC's strategy has been to pursue those segments of the wire and cable market for which a distributor can add value through product knowledge, providing customer solutions, inventory management, convenience and quick order processing.

                  Approximately 65% of EEC's 1995 sales were communication and computer networking products related to the transmission of voice and data. The majority of networking product sales are passive components associated with "structured wiring systems". Networking products distributed by EEC include copper and fiber optic cable and, to a lesser extent, repeaters, network interface cards, hubs, routers, patch panels, and connectors. EEC is one of 22 exclusive regional distributors for AT&T networking products, which are frequently specified by the contractor as required.

                  In addition to its networking products, EEC also distributes low voltage copper wire which is used primarily in security, signal, sound and control installations and accounted for approximately 24% of 1995 sales. The majority of low voltage sales are to small, local security, sound, climate control and fire alarm installers.

                  EEC also markets power cable, electronics wire (coaxial cable, shielded cable, hook-up wire, ribbon and braided shielded wire), and miscellaneous related electrical products. Customers for these products are primarily original equipment manufacturers ("OEM's"), electrical contractors, and large firms.

                  EEC aggressively pursues sales through targeted telemarketing to end users of wire and cable products. EEC currently employs 46 telemarketers, eight additional salespersons who concentrate on servicing large accounts and three regional sales managers. EEC, which began as a regional distributor with a strong presence in Detroit, Michigan, has been expanding into a national distributor through the opening of branch offices and warehouses in Chicago, Illinois; Ft. Lauderdale, Pensacola and Tampa, Florida; Atlanta, Georgia; Dallas, Texas; and Torrance, California. EEC has also been expanding through the opening of regional electronic sales offices ("ESO") in Orlando Florida; Houston and Austin, Texas; Raleigh and Lexington, North Carolina; and Charlottesville, Virginia. ESO's provide a local presence in the market and serve as a platform from which to locate warehouses to optimize delivery times and freight costs. All of the branch offices and ESO's are on-line with a centralized computer located in Detroit and utilize a proprietary software system licensed to EEC. Each telemarketer has on-line access to the customer's order and payment history and EEC's inventory and can fill a shipment from the site which will best expedite delivery and minimize freight costs. EEC believes that this proprietary system enables it to increase sales productivity, provide personalized customer service and, in most cases, same day shipping of products while enabling EEC to control and monitor inventory levels at its locations. The Company has approximately 6,000 customers and in excess of 20,000 SKU's.

                  Management believes that retaining a highly motivated sales force and minimizing the cost of turnover is important to the growth of its business. EEC has developed a commission system based on profitability which provides continued motivation for improved individual performance while serving corporate objectives.


                  EEC acquires its products from a variety of vendors, including BSCC which accounted for approximately 13% and 14% of EEC's purchases in 1995 and in the first six months of 1996, respectively, and is not dependent on any single vendor for any particular product. As EEC's ability to deliver product on a timely cost-effective basis depends on its ability to obtain such product from manufacturers on acceptable terms, management believes that its relationships with its vendors are a key component of EEC's business. Following the merger with BSCC, EEC has concentrated on maintaining its relationships with other vendors and management believes that it has good working relationships with its vendors.


                  Manufacturing. BSCC manufactures low voltage copper wire and cable for the security, factory automation, signal and sound markets. Low voltage wire and cable includes electronic and electrical wire and cable, control and signal wire and cable, climate control wire and cable, transit wire and cable and low smoke and low halogen wire and cable products. BSCC also manufactures wire and cable for sale to distributors that is specifically designated by OEM's or installers as meeting the specification of a particular function ("spec'd product"). As competition for sales of spec'd product is generally limited to select competitors, if any, who have also been designated by the OEM as manufacturers of the spec'd product, BSCC intends to aggressively pursue the manufacture and sale of additional spec'd products.

                  The manufacturing process for insulated wire consists of melting plastic compounds (the insulation) and applying it to conductive metal (the conductor). Cables are formed by combining various insulated wires. BSCC melts and applies compound to wire using extruders that pump molten compound through dies to shape it into its final form on the wire. After extrusion, insulated wires pass through a variety of secondary operations depending on the finished cable form. Secondary operations are primarily twinning (the twisting of two insulated wires), cabling (the grouping of a multitude of insulated wires) and jacketing (the extrusion of a plastic compound jacket over the finished cable). Additional operations may be performed to stripe insulated wire for identification and apply tape or braided metal shields for mechanical protection and reduction of electrical interference. BSCC is an Underwriters Laboratory(TM) approved manufacturer and is ISO 9002 certified.

                   BSCC uses copper as the base conductor material for the majority of the wire and cable it produces. Management estimates that copper accounted for approximately 52% of the cost of goods sold by BSCC in 1995. BSCC has not experienced difficulties in obtaining sufficient supplies of copper in the past and typically orders copper wire weekly to minimize its investment in inventory. BSCC has generally been able to pass on increases in the price of copper to its customers, but there can be no assurance that it will be able to do so in the future. Given the volatility in the price of copper, BSCC does not generally enter into long term agreements to supply its products at a fixed price. Significant increases in the price of BSCC's products as a result of increases in the cost of copper could have a negative effect on BSCC's profitability. BSCC does not engage in hedging transactions for the purchase of copper.

                  BSCC also uses a number of plastic compounds as insulators. Supplies of these materials are generally adequate and are expected to remain so for the foreseeable future. BSCC has alternative sources of supply for these insulating materials and may use alternative insulating materials in its products.

                  The manufacture of wire and cable products requires a wide variety of manufacturing, electronic control and testing equipment. Due to the high cost and long delivery times of new equipment, BSCC purchases used manufacturing equipment and reconfigures it to achieve desired operating speeds and tolerances. Although BSCC has been successful in acquiring used machinery in the past, a shortage of such equipment could temporarily restrain the future growth of BSCC. As the reconfiguration and operation of this equipment requires experienced operators and a continual maintenance program, BSCC has several equipment specialists on staff to modify and maintain the equipment.



                  BSCC's products are sold to distributors on a non-exclusive basis. Sales to EEC, BSCC's largest distributor, accounted for 21% and 17% of BSCC's sales for 1995 and for the first six months of 1996, respectively. BSCC also supplies standard and specialty products to EEA which accounted for 3% and 6% of BSCC's sales for 1995 and for the first six months of 1996, respectively. BSCC currently sells to approximately 150 distributors nationwide and believes that its relationships with its distributors are good. In general, BSCC's distributors are not obligated to carry BSCC's products exclusively and may carry products that compete with BSCC's products. Although the loss of one or more distributors could have an adverse effect on BSCC's results of operations in the short term, BSCC believes that additional distributors could be added without significant delay. Sales of BSCC's products are currently limited by BSCC's internal manufacturing capacity constraints. BSCC's backlog as of August 20, 1996 was approximately $5,400,000.


                  EEA, CPI's assembly division, seeks to provide design assistance and advice as well as manufacturing and assembly services to OEM's, such as machine-tool and robotics manufacturers, and to end-users of such capital equipment, in each case, primarily in the automobile industry. EEA's strategy is to design, engineer and produce subassemblies which combine cables with various connectors to strict specifications to create value-added products. In the assembly process, bulk cable is cut to an exact length and attached to specific connectors. Electrical inspection is then performed before final shipment.

                  EEA seeks to capitalize on the development of modular machine tool design which requires complex cable assemblies to link machinery with the industrial computers controlling it. In addition, cable subassemblies previously "hardwired" into machinery by electricians are now being designed in modular form to promote faster and more economical retooling of equipment and assembly lines.


                  Although EEA acquires its products from a variety of vendors and is not dependent on any single vendor, BSCC accounted for approximately 21% and 39% of EEA's purchases in 1995 and in the first six months of 1996, respectively.


                  As the services provided by EEA are often time-intensive and can result in costly delays if not completed to exact specifications, EEA seeks to encourage OEM's who currently perform this function "in-house" to "outsource" these functions to EEA.

COMPETITION

                  The specialty wire and cable market is highly competitive and fragmented. Many of CPI's competitors are substantially larger and have greater financial, engineering, distribution, manufacturing and other resources than CPI. Management believes that it competes successfully in its markets due to its experienced management team, its established reputation for quality products, large sales force, and its extensive knowledge of its current customer base.

                  EEC believes that the principal competitive factors in the distribution market are knowledgeable salespeople, availability of inventory on a wide variety of products, competitive prices and the ability to meet the specific requirements of end-users on a timely basis. To compete successfully, management believes that EEC must continue to distribute a broad range of products, provide competitive pricing and prompt delivery, deliver responsive customer service, maintain its relationships with its suppliers and attract and retain highly qualified personnel. EEC faces substantial competition from several national and regional distributors that have greater financial, technical and marketing resources and distribution capabilities including Anixter International and Graybar Electric. as well as a number of smaller companies. EEC also faces competition from manufacturers who sell directly to end-users for certain large scale products.

                  BSCC believes that the principal competitive factors in the manufacturing division are quality and price. BSCC believes that its ability to extrude and cable low voltage products at a high rate of speed, while maintaining product quality, enables it to compete effectively. BSCC's faces substantial competition from several manufacturers that have greater financial and technical resources including Belden Wire & Cable Corp., General Cable Industries, and the West Penn Wire Division of Cable Design Technologies Corporation as well as several smaller regional companies.

                  EEA believes that the principal competitive factors in the assembly market are knowledge of end-user requirements, quality production, and the ability to deliver the finished product to end-users on a timely basis. EEA competes primarily with numerous regional companies, OEM's and with the Northern Wire and Cable division of Anicom, Inc., most of which have greater financial and technical resources than the Company.

TECHNOLOGICAL DEVELOPMENT AND OTHER SPECIAL CONSIDERATIONS

                  Fiber optic technology represents a potential substitute for some copper-based networking cable products. A significant decrease in the cost of fiber optic systems could make such systems superior on a price performance basis to copper systems and may have a material adverse effect on CPI's business. To date, fiber optic cables have not significantly penetrated the markets served by CPI due to the high relative cost required to interface electronic and light signals and the high cost and technical difficulty of fiber termination and connection. At the same time, advances are being made in copper-based products to increase efficiency and enhance performance. While fiber optic cable represents a small percentage of its current sales, CPI's distribution business could shift its product mix towards fiber and away from copper should demand for copper products decline significantly.

                  Wireless communications technology may represent a threat to both copper and fiber optic-based systems by reducing the need for premise wiring. CPI believes that the limited signal security and the relatively slow transmission speeds of current wireless systems restrict the use of such systems in many data communication markets. However, there can be no assurance that future advances in wireless technology will not have a material adverse effect on CPI's business.

                  Copper is the principal raw material used in the Company's products. Significant increases in the price of the Company's products due to increases in the cost of copper could have a negative effect on demand for the Company's products. Similarly, significant decreases in the price of copper could result in the price for the Company's products decreasing which could have an adverse effect on the Company's gross margins until inventory with a higher carrying cost is distributed. See "Description of CPI's Divisions and Products Manufacturing."


                  In connection with the CPI acquisition, CPI increased and refinanced its bank facility with a new facility consisting of a revolving credit facility, a term loan and a line of credit (collectively, the "Bank Facility"). Borrowings under the Bank Facility were approximately $30,750,000 as of September 30, 1996, and bear interest at floating rates that will fluctuate over time based on prevailing interest rates. CPI has pledged essentially all of its assets, and the Company has pledged all of its CPI stock, to secure the repayment of amounts borrowed. The credit agreement between CPI and its banks contains certain covenants including, among others, financial covenants relating to net worth, debt coverage, interest coverage and fixed charge coverage, as well as covenants restricting CPI's ability to make capital expenditures in excess of stated amounts, incur indebtedness, pay dividends on or purchase, redeem or otherwise acquire its capital stock, or, in certain cases, merge or purchase assets or stock of another entity. Although certain acquisitions are permitted under the credit agreement, these covenants and restrictions, together with the pledge of assets and the debt service requirements, may restrict the Company's or CPI's ability to take advantage of business opportunities or to respond to market conditions in the future. In addition, a significant portion of CPI's operating cash flow will be required to satisfy interest and principal payments due under the Bank Facility. Although the Company expects CPI to generate sufficient cash flow from its operations to meet its debt service obligations, CPI's ability to meet such obligations will be dependent on its future operating performance.


EMPLOYEES


                  EEC has 145 full time employees in its distribution division, BSCC has 144 employees in its manufacturing division, and EEA has 51 employees.


FACILITIES

                  The principal operating office and primary distribution facility for EEC consists of 60,000 square feet of leased space in Auburn Hills, Michigan; EEC has also leased branch offices and warehousing facilities in the following locations: Chicago, Illinois; Ft. Lauderdale, Pensacola and Tampa, Florida; Atlanta, Georgia; Dallas, Texas; and Torrance, California. EEC also has regional sales offices in Orlando Florida; Houston and Austin, Texas; Raleigh and Lexington, North Carolina; and Charlottesville, Virginia.

                  The primary manufacturing facility for BSCC consists of 50,000 square feet of leased space in Leominster, Massachusetts. BSCC also leases an additional 80,780 square feet of manufacturing space in a facility less than a mile from its primary plant, 23,500 square feet of which space is subleased on a month to month basis.

                  EEA leases 30,000 square feet of office, assembly and warehouse space adjacent to EEC's headquarters facility in Auburn Hills, Michigan.

ENVIRONMENTAL MATTERS

                  CPI is subject to numerous United States federal, state and local laws and regulations relating to the storage, handling, emission and discharge of materials into the environment, including the United States Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Clean Water Act, the Clean Air Act, the Emergency Planning and Community Right-To-Know Act and the Resource Conservation and Recovery Act. Regulations of particular significance to CPI include those pertaining to handling and disposal of solid and hazardous waste, discharge of process wastewater and stormwater and release of hazardous chemicals. Although CPI believes it is in compliance with such laws and regulation, there can be no assurance that CPI will be in compliance with such laws in the future or that it will not incur fines, penalties or other costs as a result of noncompliance or an allegation thereof.

                  CPI does not currently anticipate any material adverse effect on its results of operations, financial condition or competitive position as a result of compliance with federal, state or local environmental laws or regulations. However, some risk of environmental liability and other costs is inherent in the nature of the CPIs' business, and there can be no assurance that material environmental costs will not arise. Moreover, it is possible that future developments, such as promulgation of implementing regulations for the 1990 amendments to the Clean Air Act or the imposition of other requirements of environmental laws and enforcement policies thereunder, could lead to material costs of environmental compliance and cleanup by CPI.

LEGAL PROCEEDINGS

                  CPI is a party to various legal proceedings and administrative actions, all of which management believes to be of an ordinary or routine nature incidental to its operations. In the opinion of management, such proceedings should not, individually or in the aggregate, have a material adverse effect on CPI's financial condition.

                                                                      Appendix B

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                                TIGERA GROUP, INC

                         Pursuant to Section 242 of the
                             General Corporation Law

                  THE UNDERSIGNED, the President of Tigera Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of this corporation is Connectivity Technologies Inc.

                  SECOND: This amendment has been duly adopted by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


                            IN WITNESS WHEREOF, the undersigned have executed
this Certificate this __th day of December, 1996.


                                                   -------------------
                                                   James S. Harrington
                                                   President

                                                                      Appendix C

                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                                TIGERA GROUP, INC

                         Pursuant to Section 242 of the
                             General Corporation Law

                  THE UNDERSIGNED, the President of Tigera Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:


                  FIRST: The Certificate of Incorporation of the Corporation currently authorizes the issuance of up to forty million seven hundred fifty thousand (40,750,000) shares of common stock, par value $.01 per share. In order to reduce the number of shares of stock authorized, to effect a one-for-four reverse stock split of all outstanding shares and to change the par value of the shares of common stock, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read, in its entirety, as follows:

                           "The corporation shall be authorized to issue two
                  classes of shares of stock to be designated, respectively, "Preferred Stock" and "common stock." The total number of shares which the Corporation shall have authority to issue is Twenty-One Million Seven Hundred Fifty Thousand (21,750,000) and the aggregate par value of all shares of stock that are to have a par value shall be Eight Hundred Forty Thousand Dollars ($840,000). The total number of shares of Preferred Stock shall be One Million (1,000,000) and the par value of each share of such class shall be One Cent ($.01). The total number of shares of common stock shall be Twenty Million Seven Hundred Fifty Thousand (20,750,000), Twenty Million (20,000,000) of which shall be designated Common Stock, par value $.04 per share, and Seven Hundred Fifty Thousand (750,000) of which shall be designated Series B Common Stock, par value $.04 per share.


                           Part A.  Provisions Relating to Preferred Stock.

                           The shares of Preferred Stock may be issued from time
                  to time in one or more series. The Board of Directors is hereby authorized by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, a "Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to fixing the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                           Part B.  Provisions Relating to Common Stock.

                           1. Designation of Series. Subject to conversion or
                  exchange as provided for in subparagraph 3(a) hereinbelow, twenty million (20,000,000) shares of the common stock authorized hereinabove are designated "Common Stock" and seven hundred fifty thousand (750,000) shares of the common stock authorized hereinabove are designated "Series B Common Stock."

                           2. Authority of Board to Fix Rights of Series B
                  Common Stock. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of the Series B Common Stock, to fix, state and express, within the limits expressed hereinbelow, the powers, designations, preferences and rights of the Series B Common Stock, and the qualifications, limitations or restrictions thereof.

                           3. Specific Rights. The powers, designations,
                  preferences and rights, and the qualifications, limitations and restrictions thereof, of the Common Stock and Series B Common Stock shall be identical in all respects, except as follows or, for the Series B Common Stock, as fixed and determined by the Board of Directors within the limitations which follow:

                                    (a) Conversion Rights. The Series B Common
                  Stock may be convertible into or exchangeable for Common Stock, at a conversion or exchange ratio of not more than one share of Common Stock for each share of Series B Common Stock and upon such other terms and conditions as the Board of Directors may establish.

                                    (b) Voting Rights. Subject to the special
                  voting rights of the Preferred Stock set forth or determined as provided above, each holder of Common Stock of the corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of the corporation on the record date designated for the purpose of such vote, and each holder of Series B Common Stock of the corporation shall be entitled, for each share of such Series B Common Stock outstanding in the name of such holder on the books of the corporation on the record date designated for the purpose of such vote, to the number of votes as has been fixed by the Board of Directors, but the vote per share of Series B Common Stock shall be less than the proportionate vote of the Common Stock into which such Series B Common Stock is convertible or exchangeable; provided, however, that at all elections of directors of the corporation, each holder of any shares of Common Stock and Series B Common Stock of this Corporation shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit; and provided, further, that in no event, whether in the election of directors or otherwise, shall fractional votes be counted.

                                    (c) Dividend Rights. Subject to the prior
                  rights (if any) of the holders of the Preferred Stock as to dividends, the holders of outstanding shares of Common Stock and Series B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets at the time legally available therefor, dividends at the rate determined by the Board of Directors, provided, however, that the dividend on each share of Series B Common Stock shall be less than the proportionate dividend on each share of Common Stock into which it is convertible or exchangeable.

                                    (d) Liquidation Rights. In the event of any
                  liquidation, dissolution or winding up of this corporation, either voluntarily or involuntarily, but subject to the liquidation preference (if any) of the holders of the Preferred Stock by reason of their ownership thereof, the holders of Common Stock and Series B Common Stock shall be entitled to receive pro rata the remaining assets of the corporation available for distribution to stockholders except that the amount per share paid in liquidation on each share of the Series B Common Stock shall be less than the proportionate amount per share paid on each share of the Common Stock into which it is convertible or exchangeable.

                                    (e) Adjustments. The Board of Directors
                  shall make appropriate adjustments to the conversion or exchange ratio and to the voting, dividend and liquidation rights of the Series B Common Stock in the event of any stock split, stock dividend or similar transaction affecting the number of outstanding shares of Common Stock or Series B Common Stock without the corporation's receipt of consideration therefor.

                           Reverse Stock Split: Effective as of 5:00 p.m. on the
                  date of filing of this Amendment to the Certificate of Incorporation of the Corporation (the "Effective Date"), each issued and outstanding share of Common Stock, par value $.01 per share ("Old Common Stock"), of this Corporation shall automatically and without any action on the part of the holder thereof, become one-fourth of a share of Common Stock, par value $.04 per share ("New Common Stock"). No scrip or fractional shares of New Common Stock will be issued by reason of this amendment. Holders of a number of shares of Old Common Stock not divisible by four shall be entitled to receive a cash payment equal to the fractional share multiplied by the average of the closing bid prices as reported by the OTC Bulletin Board for the Old Common Stock on the five trading days prior to the Effective Date. As of the Effective Date and thereafter, a certificate(s) representing shares of Old Common Stock shall be deemed to represent the number of shares of New Common Stock into which the shares of Old Common Stock are convertible and the right to receive a cash payment in lieu of any fractional share."

                  SECOND: At the effective time of this amendment, each issued and outstanding share of Common Stock ("Old Common Stock") of this Corporation shall automatically and without any action on the part of the holder thereof, become one-fourth of a share of Common Stock, par value $.04 per share ("New Common Stock"). No scrip or fractional shares of New Common Stock will be issued by reason of this amendment. The Corporation shall pay holders of fractional shares cash in an amount equal to the fractional share multiplied by the average of the closing bid prices as reported by the OTC Bulletin Board for the Old Common Stock on the five trading days prior to the effective time of this amendment.

                  THIRD: This amendment has been duly adopted by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                            IN WITNESS WHEREOF, the undersigned have executed
this Certificate this __th day of ______ , 199_.


                                      --------------------------
                                      James S. Harrington
                                      President

                                                                      Appendix D

                  TIGERA GROUP, INC. 1996 STOCK INCENTIVE PLAN

                                    ARTICLE I

                                     GENERAL

1.1  Purpose

         The purpose of the Tigera Group, Inc. 1996 Stock Incentive Plan (the "Plan" ) is to provide officers, directors and employees of, consultants to, and other persons or entities who have been or may be in a position to benefit Tigera Group, Inc. (the "Company") or its subsidiaries, an incentive (i) to enter into and remain in the service of the Company or its subsidiaries, (ii) to enhance the long-term performance of the Company, and (iii) to acquire a proprietary interest in the success of the Company.

1.2  Administration

         (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of shares of the Company's capital stock pursuant to awards granted under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board; provided, that the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event the term "Committee" as used herein shall be deemed to mean the Board.

         (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, consistent with the provisions of the Plan, (iii) to adopt, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,
(iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

         (c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by all of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

         (d) The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be conclusive and binding.

         (e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3  Person Eligible for Awards

         Awards under the Plan may be made to such officers, directors and employees of, consultants to, and other persons or entities who have been or may be in a position to benefit, the Company and its subsidiaries, as the Committee shall in its sole discretion select (collectively, "key persons"). No incentive stock option may be granted to a person who is not an employee of the Company or its subsidiaries on the date of grant.

1.4  Types of Awards Under Plan

         Awards may be made under the Plan in the form of (a) incentive stock options, (b) nonqualified stock options, (c) restricted stock, and (d) performance shares, all as more fully set forth in Article II. The term "award" means any one of the foregoing.

1.5  Shares Available for Awards

         (a) The total number of shares of common stock of the Company, par value $.01 ("Common Stock"), which may be issued pursuant to the Plan shall not exceed 3,000,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan.

         (b) If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, may be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive; provided, however, that no such adjustment shall be made by the Committee without obtaining any shareholder approval which may be required in order to continue to issue incentive stock options.

         (c) Any shares of Common Stock that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever shall again become available for awards under the Plan. Any shares of Common Stock reacquired by the Company pursuant to its repurchase rights set forth in Section 2.3(f) or Section 2.6(e), and any shares of Common Stock underlying any option surrendered under Section 2.4, shall not be available for subsequent awards under the Plan.

1.6  Definitions of Certain Terms

         (a) The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows.

                  (i) If the principal market for the Common Stock (the "Market") is a national securities exchange or the NASDAQ Stock Market National Market System or NASDAQ Stock Market (Small-Cap), the last sale price on the applicable date or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

                  (ii) If the Market is another market, including without limitation the over-the-counter market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or

                  (iii) In the event that neither subparagraph (i) nor (ii) shall apply, the Fair Market Value of a share of Common Stock on any day shall be as determined in good faith by the Committee.

         (b) The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, and which is so designated in the applicable

Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

         (c) The term "employed" or "employment" shall mean, in the case of a grantee of an award under the Plan who is not a common law employee of the Company or a subsidiary thereof, the grantee's association, if any, as a consultant to, or the rendering of services by the grantee to, the Company or a subsidiary thereof.

         (d) A grantee shall be deemed to have a "termination of employment" when he ceases to be employed by the Company or a subsidiary thereof. The Committee may in its discretion determine (i) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (iii) when a change in a non-employee's association with the Company or a subsidiary thereof constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine, subject to the terms of any employment agreement between the Company and an employee or the relevant Plan Agreement (as hereinafter defined), whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final and conclusive.

         (e) The terms "parent corporation" and "subsidiary corporation" as used herein shall have the meanings given them in section 424(e) and (f) of the Code, respectively.

                                   ARTICLE II

                              AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards

         Each award granted under the Plan shall be evidenced by a written agreement ("Plan Agreement") which, subject to the further conditions of this Plan, shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  Grant of Stock Options

         (a) The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such grantees, in such amounts, and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

         (b) Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

         (c) Each Plan Agreement with respect to an option shall set forth the periods during which such option shall be exercisable, whether in whole or in part, such periods to be determined by the Committee in its discretion; provided, that notwithstanding the foregoing or any other provision of the Plan, no Plan Agreement shall permit an incentive stock option to be exercisable more than 10 years after the date of grant.

         (d) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee of the Company or any subsidiary during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

         (e) Notwithstanding the provisions of paragraphs (b) and (c), an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3  Exercise of Options

         Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

         (a) Unless the applicable Plan Agreement otherwise provides, once an option becomes exercisable in part, it shall remain exercisable with respect to such part until expiration, cancellation or termination of the award.

         (b) Unless the applicable Plan Agreement otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such award is then exercisable. Unless the applicable Plan Agreement otherwise provides, an option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

         (c) Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made in accordance with the provisions of the applicable Plan Agreement which may permit payment:
(i) by certified or official bank check for the full option exercise price payable to the Company (or the equivalent thereof acceptable to the Company);
(ii) by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; (iii) at the discretion of the Committee and to the extent permitted by law, if the grantee is an employee of the Company or a subsidiary thereof, by delivery of a promissory note for some part or all of that portion of the exercise price the terms of which note shall be determined by the Committee; or
(iv) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan and the applicable requirements of the Delaware General Corporation Law, as the Committee may from time to time prescribe. In the event that the payment shall be in a nonmonetary form other than shares of Common Stock, the Board or the Committee shall by resolution state its determination of the fair market value of such consideration.

         (d) As soon as practicable after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2 and 3.6, direct its transfer agent to record the grantee or such other person as may have rightfully exercised the award, as owner of the shares of Common Stock as to which the award was exercised. A certificate or certificates for such shares of Common Stock shall be issued upon request of the grantee or such other person. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to his or her stockbroker.

         (e) No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to him for such shares. Except as otherwise provided in
Section 1.5(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

         (f) Shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

                  (i) The Committee may in its discretion determine that it shall be a term and condition of one or more options granted under the Plan as set forth in the applicable Plan Agreement that the Company (or its assigns) shall have the right, exercisable upon the optionee's termination of employment or service with the Company or a subsidiary thereof, to repurchase at the option price any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of the option. The Committee may further determine that any such repurchase right shall expire in one or more installments at the time or times specified in the applicable Plan Agreement.

                  (ii) The Committee may also in its discretion establish as a term and condition of one or more options granted under the Plan as set forth in the applicable Plan Agreement that the Company shall have a right of first refusal with respect to the proposed disposition by the optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any or all of the shares of Common Stock acquired by the optionee upon the exercise of the option. Any such right of first refusal shall be exercisable by the Company (or its assigns) in accordance with the terms and conditions specified in the applicable Plan Agreement.

2.4  Compensation in Lieu of Exercise of an Option

         Upon written application of the grantee of an option, the Committee may in its discretion determine to substitute, for the exercise of such option, compensation to the optionee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to such conditions as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5  Termination of Employment; Death

         Except to the extent otherwise provided in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

2.6  Grant of Restricted Stock

         (a) The Committee may grant restricted stock awards, entitling the grantee to acquire shares of Common Stock for a purchase price at least equal to par value, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless he accepts the award within such period as the Committee shall specify by making payment to the Company by cashier's or certified check (or the equivalent thereof acceptable to the Company) in an amount equal to the specified purchase price of the shares covered by the award, and by executing a Plan Agreement in such form as the Committee shall determine.

         (b) As soon as practicable after a grantee accepts a restricted stock award, the Company shall direct its transfer agent to record the grantee as owner of the shares of Common Stock subject thereto, and the grantee shall thereupon have all the rights of a shareholder with respect to the restricted stock including voting and dividend rights, subject to the transferability restrictions and Company repurchase rights described in paragraphs (d) and (e) below, and subject also to any other restrictions and conditions contained in the applicable Plan Agreement.

         (c) Unless the Committee shall otherwise determine, if any certificate is issued evidencing shares of restricted stock, such certificate shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

         (d) Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

         (e) During the 120 days following termination of the grantee's employment for any reason, the Company shall have the right to purchase any shares to which restrictions on transferability apply, in exchange for the amount paid by the grantee for such shares.

2.7  Grant of Performance Shares

         (a) The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of or in connection with any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless he accepts the award by executing a Plan Agreement at such time and in such form as the Committee shall determine.

         (b) The grantee of a performance share award will have the rights of a shareholder only as to shares for which a certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

         (c) Except as may otherwise be provided by the Committee at any time prior to termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment by the Company and its subsidiaries for any reason (including death).

         (d) At the discretion of the Committee, the applicable Plan Agreement may set out the procedures to be followed in exercising a performance share award or it may provide that payment under a performance share award shall be made automatically after satisfaction of the applicable performance goals.

         (e) Except as otherwise specified by the Committee, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, and (ii) the exercise of a performance share award granted in tandem with any award shall reduce the number of shares subject to the related award in the manner specified in the Plan Agreement.

2.8  Restriction on Awards to Employees

         Notwithstanding any provision contained herein, awards under this Plan to any employee of the Company or its subsidiaries shall be limited to awards of no more than 400,000 shares of Common Stock per calendar year.

                                   ARTICLE III

                                  MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

         (a) The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee thereof (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee, for that reason.

         (b) Shareholder approval shall be required with respect to any amendment which increases the aggregate number of shares which may be issued or changes the class of employees eligible to receive incentive stock options or the class of employees eligible to receive other awards.

         (c) The Committee may cancel any award under the Plan and issue a new award in substitution therefor. The Committee also may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (i) accelerate the time or times at which the award becomes unrestricted or may be exercised, or at which the Company's repurchase rights under Section 2.3(f) terminate, or (ii) waive or amend any goals, restrictions or conditions set forth in the Plan Agreement, or (iii) extend the scheduled expiration date of the award. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise his award).

         (d) Notwithstanding anything to the contrary set forth in paragraphs
(a), (b) and (c) of this Section 3.1, the Plan may be amended by the Committee to incorporate or conform to requirements imposed by any amendments made to the Code or regulations promulgated thereunder which the Committee deems to be necessary or desirable to preserve (a) incentive stock option status for outstanding incentive stock options and the ability to issue incentive stock options pursuant to this Plan, and (b) the deductibility by the Company pursuant to Section 162(m) of the Code of amounts taxed to plan participants as ordinary compensation income.

3.2  Restrictions

         (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

         (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3  Nonassignability

         No incentive stock option shall be assignable or transferable other than by will or by the laws of descent and distribution and during the life of the grantee any incentive stock option granted to him under the Plan or under any Plan Agreement shall be exercisable only by him and, to the extent permitted by law and the rules applicable to incentive stock options, such options may be exercised by his legal representatives. Unless the Committee expressly provides otherwise in the applicable Plan Agreement, no other award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution, and during the life of the grantee, all rights granted to him under the Plan or under any Plan Agreement shall be exercisable only by him or his legal representative.

3.4  Requirement of Notification of Election Under Section 83(b) of the Code

         If any grantee shall, in connection with his acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in his gross income in the year of transfer the amounts specified in section 83(b)), he shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5 Requirements of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

         Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6  Withholding Taxes

         (a) Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

         (b) Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery of the shares of Common Stock that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. If permitted by the Plan Agreement or with the approval of the Committee in its sole discretion, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7  Right of Discharge Reserved

         Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.8  Nature of Payments

         (a) Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed or to be performed for the Company by the grantee.

         (b) All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any pension, retirement, death or other benefits under (i) any person, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or its subsidiaries or (ii) any agreement between the Company or its subsidiaries and the grantee.

3.9  Non-Uniform Determinations

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such person are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (i) the persons to receive awards under the Plan, (ii) the terms and provisions of awards under the Plan, and (iii) the treatment of leaves of absence pursuant to Section 1.6(d).

3.10  Other Payments or Awards

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11  Section Headings

         The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.12  Effective Date and Term of Plan

         (a) The Plan was adopted by the Executive Committee of the Board, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. Until such approval is obtained, no option granted under this Plan may be exercised, no shares of restricted stock may become unrestricted, and no payment may be made pursuant to an award of performance shares.

         (b) Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.13  Gender and Number

         Pronouns shall be deemed to include both the masculine and feminine gender and words used in the singular shall be deemed to include both the singular and plural, unless the context indicates otherwise.

3.14  Governing Law

         All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                               TIGERA GROUP, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                Annual Meeting of Shareholders, December 4, 1996

                  The undersigned shareholder of TIGERA GROUP, INC., a Delaware corporation (the "Company") hereby acknowledges receipt of the Notice and Proxy Statement dated November 7, 1996 and appoints Donald T. Pascal, James S. Harrington and Gregory C. Kowert, or any of them, voting singly in the absence of the others, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the company to be held at The Mayfair Hotel, 610 Park Avenue, New York, New York 10021 on December 4, 1996 at 3:00 P.M. (local time) or any adjournment thereof, in accordance with the following instructions:

                (Continued and to be signed on the reverse side)

                             FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" NOMINEES IN PROPOSAL NO. 1 AND "FOR" EACH OF PROPOSALS NOS. 2,3 AND 4.

Please mark              /X/
your votes as
indicated in
this example


1. PROPOSAL NO. 1-ELECTION OF DIRECTORS

    FOR all nominees             WITHHOLD         Ramon D. Ardizzone,       Duane A. Gawron           Donald T. Pascal
   (except as marked to          AUTHORITY        Clarke H. Bailey,         James S. Harrington,      John E. Pylak
       the contrary)            to vote for       Herbert M. Friedman,      Stephen P. Kelbley,
                               all nominees

          [ ]                      [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)
-------------------------------------------------------------------------------

2. PROPOSAL NO. 2-AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A CHANGE OF NAME OF THE COMPANY TO CONNECTIVITY TECHNOLOGIES INC.
              [   ] FOR         [    ] AGAINST       [    ] ABSTAIN

3. PROPOSAL NO. 3-AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE SPLIT OF THE COMMON STOCK

              [   ] FOR         [    ] AGAINST       [    ] ABSTAIN

4. PROPOSAL NO. 4-APPROVE THE ADOPTION OF THE TIGERA GROUP, INC. 1996 STOCK INCENTIVE PLAN

              [   ] FOR         [    ] AGAINST       [    ] ABSTAIN


                            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

                            PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                            Date:______________________________________ , 1996

                            ___________________________________________________
                                       Signature

                            ___________________________________________________
                                   Signature if held jointly

                            When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, if a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                            PLEASE MARK, SIGN, DATE AND RETURN THE
                            PROXY CARD PROMPTLY USING ENCLOSED
                            ENVELOPE.



                             FOLD AND DETACH HERE